FILED PURSUANT TO RULE 424(b)(3)
                                                    REGISTRATION NO. 333-149143


                                   PROSPECTUS

                           DOLPHIN DIGITAL MEDIA, INC.
                                 82 AVENUE ROAD
                           TORONTO, ON, CANADA M5R 2H2
                                 (416) 929-5798

                        2,143,314 SHARES OF COMMON STOCK

         This prospectus relates to the resale of up to 2,143,314 shares of common stock, $0.015 par value, of Dolphin Digital Media, Inc. by the persons identified in this prospectus who are, or will become, our stockholders. The shares of common stock include 2,143,314 shares of our common stock issuable upon the exercise of common stock purchase warrants.

         The selling stockholders may offer to sell the shares of common stock from time to time directly or through one or more broker-dealers, in one or more transactions through the OTC Bulletin Board system or otherwise over-the-counter, in negotiated transactions or otherwise, or through a combination of such methods, at fixed prices, which may be changed, at market prices or at negotiated prices. We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of any shares by the selling stockholders. However, we may receive up to $1,961,314 from the exercise of the common stock purchase warrants for up to 2,143,314 shares if all such warrants are exercised in full. All expenses of registration of the shares which may be offered hereby under the Securities Act of 1933 will be paid by us (other than selling commissions and fees and expenses of advisers to the selling stockholders).

         Our common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "DPDM". The last quoted sales price of our common stock on August 19, 2008 was $0.90.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 31, 2008



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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Prospectus Summary                                                           1
Risk Factors                                                                 6
Cautionary Statement Regarding Forward Looking Statements                    9
Use of Proceeds                                                              9
Market for Our Common Stock and Related Stockholder Matters                 10
Management's Discussion and Analysis or Plan of Operation                   10
Business                                                                    14
Management                                                                  20
Executive Compensation                                                      21
Certain Relationships and Related Transactions                              22
Security Ownership of Certain Beneficial Owners and Management              24
Selling Stockholders                                                        25
Description of Securities                                                   25
Changes in and Disagreements with Accountants                               28
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities                                                 29
Plan of Distribution                                                        29
Experts                                                                     31
Where You Can Find More Information                                         31
Index to Financial Statements                                              F-1

                              ____________________

         We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is correct on any date after its date, although this prospectus is delivered or securities are sold on a later date.

                               PROSPECTUS SUMMARY

         This summary highlights some of the information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under "Risk Factors" beginning on page 5.

         Unless otherwise noted, the terms "Dolphin Digital," the "Company," "we," "us," and "our," refer to the ongoing business operations of Dolphin Digital Media, Inc. and its subsidiaries, whether conducted through Dolphin Digital or a subsidiary of the company.

The Company

         Dolphin Digital is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of our Directors to build an organization that is able to react to the individual market places in which we operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary, and others have been established for many years such as Playsonthenet. As a diversified holding company, Dolphin Digital focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. We maintain a common branding strategy based on the belief that each brand is unique. The Dolphin Digital brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

Plays on the net Plc

         Plays On The Net Plc began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site and all-round theatre information site. In addition to the plays database, POTN now offers books, music and movies, and is as well-known for their audio book content as for their original drama. With contracts with a number of leading publishers already secured, the future for POTN will include extending across all media and dramatic arts to incorporate the worlds of theatre, literature, film and music in one easy-to-navigate online venue. POTN also offers classic works of literature and theatre in downloadable e-book format direct to your laptop, mobile phone or PDA. Choose from an extensive range of favorite novels, plays and poetry, including hard-to-find titles from classic writers.

Curtain Rising Inc.

         Curtain Rising, Inc. began as an online database for theatres. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease. It has since grown into an extensive worldwide directory of plays and theatres and a tight-knit community created by, and utilized by theatres, actors, producers and individuals with an interest in performing arts. Curtain Rising has now licensed the rights to its database and web site to Playsonthenet and the combination of the two companies set to become the single resource centre for theatergoers, playwrights and advertisers. An exciting addition to the original website, the Curtain Rising Magazine is a weekly online journal featuring the news and reviews from POTN along with feature articles, original plays and more. Presented in a stunning glossy magazine format, this is a fascinating and original resource for both theatergoers and theatre professionals and a significant addition to the POTN family of companies.


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Anne's World Ltd.

         Anne's World Ltd has obtained the license for "Anne's Diary." The world's first secure social networking site for children, Anne's Diary is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. Inspired by the stories of "Anne of Green Gables", the site offers a safe, fun and educational environment where children can keep a private online diary and photo gallery and chat with their peers from around the world in a protected chat room and forum, safe in the knowledge that they are communicating only with verified members of the same age. Thanks to the technology of our partners: Fujitsu, Novell and 123ID, Anne's Diary is setting new standards in online safety while offering children a unique and exciting world in which to express their creativity and interact with other young people. Partnerships with other high-end children's websites as well as police and education authorities will help bring this ground-breaking project to children and concerned parents around the world.

RECENT DEVELOPMENTS

Financing

         In order to fund our short term business operations, on October 4, 2007, pursuant to a Preferred Stock Purchase Agreement Between the Company and T Squared Partners LLC, a Delaware limited liability company and T Squared Investments LLC, a Delaware limited liability company (T Squared Partners and T Squared Investments are collectively referred to herein as the "Investors"), we received gross proceeds of $250,000 in consideration of the issuance to the Investors of 250,000 shares of series A convertible preferred stock ("Preferred Stock") and warrants exercisable to purchase up to 3,650,000 shares of our common stock at an average exercise price of $1.36 per share (the "Warrants"). On November 7, 2007, we received an additional $250,000 of gross proceeds from the Investors in consideration of the issuance of an additional 250,000 shares of Series A Convertible Preferred Stock. The initial shares of Preferred Stock are convertible into shares of common stock at $0.40 per share, while the second tranche of Preferred Stock is convertible into shares of common stock at $0.48 per share. We granted the Investors certain registration rights with respect to the shares of common stock underlying the Preferred Stock and the Warrants.

Dispositions

         On September 30, 2007, we completed the sale of certain wholly owned subsidiaries that no longer fit within our business model. Included in the sale were Maximum Awards Pty. Ltd ("MAX"), Global Business Group Australia Pty. Ltd ("GBH") and Travel Easy Holidays Pty. Ltd ("TEH") (MAX, GBH and TEH are collectively referred to herein as, the "Sold Subsidiaries"). The purchasing entity was Elko Group Pty. Limited, an Australian company ("ELKO") controlled by Maxwell A. Thomas. Mr. Thomas serves as an executive officer of each of the Sold Subsidiaries. In consideration for the sale, ELKO paid us $1.00 and assumed of all of the liabilities of the Sold Subsidiaries. In addition, Mr. Thomas agreed to forgive certain of our liabilities in the amount of approximately $113,860 owed to Mr. Thomas. Furthermore, we released the Sold Subsidiaries and ELKO from inter-company obligations of approximately $1,067,000.

Acquisitions and Material Contracts

         Effective July 9, 2007, we completed the acquisition of Plays On The Net Plc, a United Kingdom company ("POTN"), Anne's World Limited ("AW"), a Canadian limited company, and Curtain Rising Inc. ("CR," and together with POTN and AW the "Acquired Companies") a Canadian Incorporated company, pursuant to a share exchange agreement between the Company, POTN, AW, CR and the sole shareholder of the Acquired Companies, the Winterman Group Ltd. Under the Exchange Agreement, we issued to Winterman Group Ltd. 12,000,000 shares of our common stock, constituting 84.93% of our common stock outstanding immediately after the effective time of the share exchange.

         On May 28, 2008, we entered into a Social Network Platform License Agreement with Dolphin Entertainment, Inc., a Florida corporation, and its affiliated companies, pursuant to which we granted to Dolphin Entertainment a three (3) year exclusive license to utilize our proprietary social network creation platform and visitor identification, authentication and authorization technology to create and operate several subscription-based social networking

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websites themed around Dolphin Entertainment's premium family entertainment brand properties. This alliance permits the creation of highly secure social networking websites for children and young adults with the strong attraction of premium family entertainment brands, an Internet first. Dolphin Entertainment is wholly owned by William O'Dowd, IV, who became our majority shareholder, Chief Executive Officer and Chairman of the Board of Directors in connection with our acquisition of Dolphin Digital Media, Inc., a Delaware corporation, described below. Under the Social Network Platform License Agreement, we agreed to an even 50%-50% share with Dolphin Entertainment of subscription revenues generated by Dolphin Entertainment's or its affiliates' operation of social networking websites created with the platform, and to additional revenue shares to be determined by the parties in the event additional revenue streams other than subscription revenues (such as advertisement sales, merchandising and sublicensing) might be generated and received.

         On June 23, 2008, we obtained an exclusive license to Dolphin Entertainment's family entertainment brand properties through the acquisition of 100% of the capital stock of Dolphin Digital Media ("DDM"), a newly formed Delaware corporation wholly owned by Mr. O'Dowd. At the time of the acquisition, DDM was the grantee of an exclusive ten-year worldwide license from Dolphin Entertainment, dated as of the date of the closing of the acquisition, to use Dolphin Entertainment's family entertainment brand properties relating to certain live-action television and film productions, including: Zoey 101, Ned's De-Classified School Survival Guide, Roxy Hunter, Shredderman Rules, Last Day of Summer, Gym Teacher, Spectacular, Soul Surfer: The Bethany Hamilton Story, and Millennium Kiss. This license was the sole asset of DDM at the time of the acquisition, and DDM had not yet commenced planned principal operations. Under the license, we are authorized to use Dolphin Entertainment's brand properties in connection with the creation, promotion and operation of subscription based Internet social networking websites for children and young adults. The license requires that we pay to Dolphin Entertainment royalties at the rate of fifteen percent (15%) of our net sales from performance of the licensed activities.

         In consideration of the acquisition, we issued 24,063,735 shares of our common stock (constituting fifty-one percent (51%) of our issued and outstanding common stock) to Mr. O'Dowd. Additionally, in connection with the acquisition, we appointed Mr. O'Dowd our Chief Executive Officer and Chairman of the Board of Directors. In addition, we granted to Mr. O'Dowd certain anti-dilution protection for five (5) years from the date of the acquisition under which we agreed to issue such number of shares of our common stock as necessary for Mr. O'Dowd to maintain his fifty-one percent (51%) ownership any time that we issue additional shares to a party other than Mr. O'Dowd, or upon the exercise by any such party of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any share of our common stock. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

Name Change

         On July 29, 2008, the Company changed its name to Dolphin Digital Media, Inc.

BUSINESS ADDRESS

         The address of our principal executive office is 82 Avenue Road, Toronto, ON, Canada M5R 2H2, (416) 929-5798.

                                  THE OFFERING

Common Stock offered       This prospectus relates to the resale by certain
by selling stockholders    selling stockholders of the Company of up to
                           2,143,314 shares of our common stock issuable upon the exercise of the Warrants at an average exercise price of $.92 per share.

Common stock               47,183,793 shares
outstanding before the
offering

Common stock to be         Up to 49,327,107 shares. The common stock to be
outstanding after the      outstanding after the offering is based on 47,183,793
offering                   shares of common stock outstanding as of June 30,
                           2008 plus the estimated shares issuable upon the exercise of certain Warrants held by the selling stockholders.

Common Stock held by       8,682,566
Non-affiliates

Percentage of Common       24.69%
Stock offered by
selling stockholders
to Common stock held
by Non-affiliates

Use of proceeds            We will not receive any proceeds from the sale of the
                           common stock by the selling stockholders. However, we will receive the exercise price of any common stock that we issue to the selling stockholders upon exercise of the Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

Over-the-Counter           DPDM
Bulletin Board Symbol

Unless otherwise indicated or the context otherwise requires, the number of shares of common stock shown to be outstanding after this offering and other share-related information in this prospectus does not include up to: (i) 1,506,686 shares of our common stock issuable as of January 31, 2008 upon the exercise of outstanding Warrants issued to the investors in the October 2007 financing, that have not been included in this registration statement; (ii) 1,145,833 shares of our common stock issuable as of January 31, 2008 upon the conversion of outstanding shares of Preferred Stock issued to the investors in the October 2007 financing, that have not been included in this registration statement; and (iii) 655,556 shares of our common stock issuable as of January 31, 2008 upon the exercise of outstanding warrants and options not issued in connection with the October 2007 financing, which had an average exercise price of $0.72 per share.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION


                                               FOR THE             FOR THE
                                             YEAR ENDED        6 MONTHS ENDED
                                          DECEMBER 31, 2007     JUNE 30, 2008
                                          -----------------   -----------------

STATEMENT OF OPERATIONS DATA:
Total revenue                             $         218,980             337,022
Cost of sales                                       118,529             126,862
Operating expenses                                8,369,634           1,747,074
Other expenses                                      121,123             278,365
Net loss from continuing operations              (8,390,306)
Net profit from discontinued operations           1,373,315
Net loss                                  $      (7,016,991)         (1,815,279)
Foreign currency translation adjustment            (125,196)            (10,178)
Comprehensive Loss                        $      (7,142,187)         (1,825,457)
Net loss per share - basic and diluted                (0.77)              (0.08)

                                          DECEMBER 31, 2007     JUNE 30, 2008
                                          -----------------   -----------------
BALANCE SHEET DATA:
Cash and cash equivalents                 $          37,150               4,584
Total assets                                        274,681             316,333
Total liabilities                                   231,928             485,033
Stockholders' deficit                               (42,753)           (168,700)

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                                  RISK FACTORS

         We are a development stage company and we have limited historical operations. We urge you to consider our likelihood of success and prospects in light of the risks, expenses and difficulties frequently encountered by entities at similar stages of development. The following is a summary of certain risks we face. They are not the only risks we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

CERTAIN RISK FACTORS RELATING TO OUR BUSINESS

We may need to raise additional capital in the near future, and, if we are unable to secure adequate funds on acceptable terms, we may be unable to support our business plan and be required to suspend operations.

         We may need to raise additional capital in the near term, and may seek to do so by conducting one or more private placements of equity securities, selling additional securities in a registered public offering, or through a combination of one or more of such financing alternatives. There can be no assurance that any additional capital resources will be available to us as and when required, or on terms that will be acceptable to us.

         The following terms of our October 2007 financing will make obtaining additional financing with acceptable terms more difficult and/or expensive: (i) no dividends may be paid with respect to common stock while the Preferred Stock is outstanding, unless said dividends are paid pro rata to the holders of the Preferred Stock; (ii) as long as the Preferred Stock is outstanding, the Company may not, without the approval of the holders of the Preferred Stock, authorize or create authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation senior to or otherwise pari passu with the Preferred Stock, or any preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Preferred Stock; (iii) the Preferred Stock is entitled to a $1.00 per share preferred distribution, prior to any distribution to holders of common stock, upon a liquidation of the Company; (iv) for a period of 5 years post closing, the Company is prohibited from effecting or entering into an agreement to effect any subsequent financing involving a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (a) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock exclusive in all cases of stock splits, stock dividends, recapitalization and other similar rights, or, a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering; (v) the Company, at any time while the Preferred Stock is outstanding, shall not issue rights, options or warrants to holders of common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the conversion value of the Preferred Stock; and
(vi) the conversion value of the Preferred Stock and the Warrants is subject to a full ratchet adjustment if the Company issues shares of common stock or securities convertible into shares of common stock at an effective price per share that is less than the conversion value of the Preferred Stock (the ratchet with respect to the Preferred Stock is limited to 24 months after closing); and
(vii) for a period of two years from the date of the closing, the Investor shall have the right to participate in any subsequent funding by the Company on a pro rata basis at one hundred percent (100%) of the offering price.

         If we are unable to raise the capital required on a timely basis, we may not be able to fund our projects and the development of the businesses of our subsidiaries. In such event, we may be required to suspend our plan of operations. Moreover, even if the necessary funding is available to us, the issuance of additional securities would dilute the equity interests of our existing stockholders, perhaps substantially.


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

We are a development stage company, and our success is subject to the substantial risks inherent in the establishment of a new business venture.

         As a consequence of the change in control that we experienced on July 2007, we changed management, and all efforts that were previously initiated by prior management were abandoned. At that time, our new management adopted a new plan of operations based on the strategy that was only formulated in 2007. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which may be beyond our control, or which cannot be predicted at this time. We may encounter unforeseen difficulties or delays in the implementation of our plan of operations, which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our common stock.

Our success depends on the attraction and retention of senior management and technicians with relevant expertise.

         Our future success will depend to a significant extent on the continued services of its key employees, particularly, William O'Dowd, IV, and Giuseppe Pino Baldassarre, who conceived of our business and overall operating strategy, have been most instrumental in assisting us in raising capital and currently serve as our executive officers. We do not maintain key man life insurance for any executive officer. Our ability to execute our strategy also will depend on our ability to attract and retain qualified technicians and sales, marketing and additional managerial personnel. If we are unable to find, hire and retain qualified individuals, we could have difficulty implementing our business plan in a timely manner, or at all.

We are subject to the attendant risks of conducting business in foreign countries.

         Our principal executive offices are located outside the U.S. As a result, we are subject to the attendant risks of conducting business in foreign countries, including:

    o difficulty in identifying, engaging, managing and retaining qualified local employees;

    o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements, including import and export control laws, tariffs and other barriers;

    o limited protection of our intellectual property and limited ability to enforce legal rights and remedies; and

    o general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relations.

Our international operations expose us to risks associated with fluctuations in foreign currencies.

         As part of our international operations, from time to time in the regular course of business, we convert dollars into foreign currencies and vice versa. The value of the dollar against other currencies is subject to market fluctuations, and the exchange rate may or may not be in our favor.

We may divest assets to reflect changes in our strategy.

         We have begun divesting businesses and assets that we have determined no longer fit our strategy. For example, we sold our interests in three subsidiaries in September 2007. We may undertake divestiture transactions when we believe there is a financial or strategic benefit to us in doing so. Such divestitures, should they occur, may result in losses. There may also be costs and liabilities that we incur or retain in connection with these divestitures.


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

We may be unable to successfully divest non-strategic assets and, if we incorrectly evaluate the strategic fit and valuation of divested businesses or assets, we may forego opportunities that would otherwise have benefited our business.

A number of factors may cause our consolidated operating results to fluctuate on a quarterly or annual basis, which may make it difficult to predict our future operating results.

         We expect our consolidated revenues and expenses to fluctuate, making it difficult to predict our future operating results. Factors that could cause our operating results to fluctuate include:

    o    demand in the markets that we serve;

    o our ability to define, design and release new products that meet customer needs, and to do so quickly and cost effectively;

    o    market acceptance of new and enhanced versions of our products;

    o    variations in the performance of our businesses;

    o    our ability to forecast demand in the markets that we serve;

    o    general economic conditions in the countries where we operate; and

    o    changes in exchange rates, interest rates and tax rates.

         Any of the above factors, many of which are beyond our control, could significantly harm our business and results of operations. The results of a prior quarter or annual period should not be relied upon as an indicator of future operating performance.

CERTAIN RISK FACTORS RELATING TO OUR COMMON STOCK

The market for common stock is limited, and you may not be able to sell the shares of our common stock that you hold.

         Our common stock is currently traded on the OTC Bulletin Board, not on a national securities exchange. Therefore, our common stock is thinly traded, the market for purchases and sales of our common stock is limited and the sale of a limited number of shares could cause the price to fall significantly. Accordingly, it may be difficult to sell shares of our common stock quickly without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Stockholder interest in us may be substantially diluted as a result of the sale or issuance of additional securities pursuant to existing commitments and to fund our plan of operation.

         Issuances of additional shares of common stock would result in dilution of the percentage interest in our common stock of all stockholders ratably and might result in dilution in the tangible net book value of a share of our common stock, depending upon the price and other terms on which the additional shares are issued. In addition, the issuance of additional shares of common stock upon exercise of the warrants or stock options, or even the prospect of such issuance, may have an effect on the market for our common stock and may have an adverse impact on the price at which shares of our common stock trade.

If securities or industry analysts do not publish research reports about our business or if they make adverse recommendations regarding an investment in our common stock, our stock price and trading volume may decline.

         The trading market for our common stock will be influenced by the research reports that industry or securities analysts publish about our business. We do not currently have, and may never obtain, research coverage by industry or securities analysts. If no industry or securities analysts commence coverage of us, the trading price of our common stock could be negatively impacted. In the event, we obtain industry or security analyst coverage, and if one or more of the analysts downgrade our stock or comment negatively on our prospects, our stock price would likely decline. If one or more of these analysts cease to cover us or our industry or fails to publish reports about us regularly, our common stock could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

We may be the subject of securities class action litigation due to future stock price volatility.

         Our common stock price has fluctuated significantly and may continue to do so in the future. We expect that the market price of our common stock will likely continue to fluctuate significantly and remain highly volatile. We will not have control over the factors that cause such volatility. Historically, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders bring a similar lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management from the operation of our business.

We do not intend to declare cash dividends on our common stock.

         We will not distribute any cash to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. As a result, your only opportunity to achieve a return on your investment in us will be if the market price of our common stock appreciates and you sell your shares at a profit. The future market price for our common stock may never exceed the price that you pay for our common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions. These statements are usually identified by the use of words such as "believe," "will," "anticipate," "estimate," "expect," "project," "plan," "intend," "should," "could," or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," and other sections of this prospectus, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels, activity, performance or achievements, express or implied by these forward-looking statements.

         Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, we may receive up to $1,961,314 from the exercise of the Warrants if all such Warrants are exercised in full. There can be no assurance that any of the Warrants will be exercised by the selling stockholders, that any of the underlying shares of common stock will be sold hereunder or that we will receive any proceeds from the Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock has been traded on the over-the-counter market since November 2, 2006, and is quoted on the OTC Bulletin Board under the symbol "DPDM." The high and low bid information for each quarter since November 2, 2006, as quoted on the OTC Bulletin Board, are as follows:

                          Quarter                 High Bid    Low Bid
           ------------------------------------   --------   --------

           Fourth Quarter 2006 *                  $   7.65   $   4.80

           First Quarter 2007 *                   $   2.50   $   0.10
           Second Quarter 2007 *                  $   3.25   $   0.75
           Third Quarter 2007                     $   2.85   $   0.65
           Fourth Quarter 2007                    $   2.10   $   1.00

           First Quarter 2008                     $   1.69   $   0.75
           Second Quarter 2008                    $   0.99   $   0.42
           Third Quarter 2008 through
           August 19, 2008                        $   1.25   $   0.60

            * Prices reflect 15 for 1 forward split effective on May 18, 2007

         The quotations above reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not reflect actual transactions.

HOLDERS

         As of June 30, 2008, an aggregate of 47,183,793 shares of our common stock were issued and outstanding and were owned by approximately 232 stockholders of record, based on information provided by our transfer agent.

DIVIDENDS

         We have never paid dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         The Company, initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. We were inactive between the years 1996 and 2003. In 2003 and 2004 we acquired the following three companies: Maximum Awards Pty Ltd., Travel Easy Holidays Pty Ltd., and Global Business Group Pty Ltd., and changed our name to Maximum Awards Inc. Our interests in each company were sold in 2007.

         In 2007 we acquired Plays On The Net Plc, Plays On The Net Inc., Curtain Rising Inc., and Anne's World Limited in consideration for the issuance of 12 million shares of our common stock, resulting in a change in control. In connection therewith we changed our name to Logica Holdings, Inc. Our operations currently consist of the businesses conducted by Plays On The Net Plc, Plays On The Net Inc., Curtain Rising Inc., and Anne's World Limited.

         The 2007 acquisitions were accounted for as a reverse merger. As a result, the information set forth in this Management's Discussion and Analysis or Plan of Operation is that of Plays On The Net Plc and its subsidiaries for the period from May 23, 2006 (inception) through December 31, 2006, and that of the Company and its subsidiaries from January 1, 2007 forward.

         On May 28, 2008, we entered into a Social Network Platform License Agreement with Dolphin Entertainment, Inc., a Florida corporation, and its affiliated companies, pursuant to which we granted to Dolphin Entertainment a three (3) year exclusive license to utilize our proprietary social network creation platform and visitor identification, authentication and authorization technology to create and operate several subscription-based social networking websites themed around Dolphin Entertainment's premium family entertainment brand properties. This alliance permits the creation of highly secure social networking websites for children and young adults with the strong attraction of premium family entertainment brands, an Internet first. Dolphin Entertainment is wholly owned by William O'Dowd, IV, who became our majority shareholder, Chief Executive Officer and Chairman of the Board of Directors in connection with our acquisition of Dolphin Digital Media, Inc., a Delaware corporation, described below. Under the Social Network Platform License Agreement, we agreed to an even 50%-50% share with Dolphin Entertainment of subscription revenues generated by Dolphin Entertainment's or its affiliates' operation of social networking websites created with the platform, and to additional revenue shares to be determined by the parties in the event additional revenue streams other than subscription revenues (such as advertisement sales, merchandising and sublicensing) might be generated and received.

         On June 23, 2008, we obtained an exclusive license to Dolphin Entertainment's family entertainment brand properties through the acquisition of 100% of the capital stock of Dolphin Digital Media ("DDM", a newly formed Delaware corporation wholly owned by Mr. O'Dowd. At the time of the acquisition, DDM was the grantee of an exclusive ten-year worldwide license from Dolphin Entertainment, dated as of the date of the closing of the acquisition, to use Dolphin Entertainment's family entertainment brand properties relating to certain live-action television and film productions, including: Zoey 101, Ned's De-Classified School Survival Guide, Roxy Hunter, Shredderman Rules, Last Day of Summer, Gym Teacher, Spectacular, Soul Surfer: The Bethany Hamilton Story, and Millennium Kiss. This license was the sole asset of DDM at the time of the acquisition, and DDM had not yet commenced planned principal operations. Under the license, we are authorized to use Dolphin Entertainment's brand properties in connection with the creation, promotion and operation of subscription based Internet social networking websites for children and young adults. The license requires that we pay to Dolphin Entertainment royalties at the rate of fifteen percent (15%) of our net sales from performance of the licensed activities.

         In consideration of the acquisition, we issued 24,063,735 shares of our common stock (constituting fifty-one percent (51%) of our issued and outstanding common stock) to Mr. O'Dowd. Additionally, in connection with the acquisition, we appointed Mr. O'Dowd our Chief Executive Officer and Chairman of the Board. of Directors. In addition, we granted to Mr. O'Dowd certain anti-dilution protection for five (5) years from the date of the acquisition under which we agreed to issue such number of shares of our common stock as necessary for Mr. O'Dowd to maintain his fifty-one percent (51%) ownership any time that we issue additional shares to a party other than Mr. O'Dowd, or upon the exercise by any such party of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any share of our common stock. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

         On July 29, 2008, we changed our name to Dolphin Digital Media, Inc.

Statement of Operations

Results for the year ended December 31, 2007 versus the period from inception, May 23, 2006, until December 31, 2006.

         Revenues for the twelve months ended December 31, 2007 increased by $218,980 from $0 for the twelve months ended December 31, 2006 to $218,980 for the twelve months ended December 31, 2007. This substantial increase in revenues was due to the fact that company had no revenues for the same period of the previous year.

         Cost of sales which comprises the cost of services contracted for third party website development and the cost of the Annesdiary.com fingerprint reader kits. The cost of sales for the twelve months ended December 31, 2007 was $118,529 opposed to $0 for the same period December 31, 2006. The gross profit for the twelve months was $100,451.

         The company's general and administration costs increased by $1,371,293 from $708,347 to $2,079,640, the legal and professional fees increased by $678,429 and the depreciation costs also increased $24,925 due to an increase in property, plant and equipment. The net loss from continuing operations increased by $7,680,256 from $(710,050) for the twelve months ended 2006 to $(8,390,306)
for the same period of 2007 mainly due the impairment of certain intangible assets valued at $537,302, the impairment of $4,999,724 of goodwill and the amortization of deferred compensation. The Company's comprehensive loss increased by $6,457,308 from $(684,879) for the twelve months ended 2006 to $(7,142,187) for the same period of 2007.

         On September 30, 2007, the Company sold all of the issued and outstanding shares of the Australian subsidiaries to the Purchaser in consideration of $1.00 US and the assumption of the assets, liabilities and combined debt. The combined net asset value of the subsidiaries at the time of the disposal was $(194,223). The debt in the Australian companies amounted to $(1,147,425); hence the gain from the sale including the $1.00 consideration was $1,341,649.

         The discontinued operations net of taxes resulted in a gain of $31,666 and a gain on the sale of $1,341,649. The net gain from the discontinued operations was $1,373,315.

         The comprehensive loss including the discontinued operations and the foreign currency translation adjustment was $(7,142,187) or $(0.77) per share based on 9,164,042 weighted average shares outstanding for the twelve months ended December 31, 2007 compared to a loss of $(684,879) or $(0.32) per share based on 2,158,734 weighted average shares outstanding for the twelve months ended December 31, 2006.

Results from inception, May 23, 2006, until December 31, 2006.

         The Company had no revenues from inception, May 23, 2006, to December 31, 2006 as is was still in a development stage. During the same period the Company had the following operating expenses:

                  General & Administrative:          $ 228,058
                  Marketing:                         $ 221,125
                  Technology & Content:              $ 253,462
                  Cost of Content:                   $   5,702
                                                     ---------
                                                     $ 708,347

         We incurred an interest expense of $ 1,703 on advances from the following related parties:

                  Stockholder:                       $   1,194
                  Company under common control:      $     509
                                                     ---------
                                                     $   1,703

These foregoing transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the abovementioned parties.

         We incurred losses from operations of $710,050 for the period from May 23, 2006 to December 31, 2006, and had a negative working capital of $1,109,711 and an accumulated deficit of $710,050 as of December 31, 2006.

         The foreign exchange translation adjustment amounted to $25,171, hence resulting in a comprehensive loss of $ 684,879.

Results for the three months ended June 30, 2008.

         Revenues for the three months ended June 30, 2008 increased by $192,328 from $0 for the three months ended June 30, 2007 to $192,328 for the three months ended June 30, 2008. The increase in revenues was due to the fact that Company had no revenues for the same period of the previous year.

         Cost of sales which comprises the cost of services contracted for third party website development. The cost of sales for the period June 30, 2008 was $73,036 opposed to $0 for the period June 30, 2007. The gross profit for the quarter was $119,292.

         The Company's general and administration costs increased by $508,433 from $319,961 to $828,394, the legal and professional fees increased by $101,214 from $55,136 for the three months ended June 30 2007 to $156,350 for the same period of 2008 and the depreciation costs also increased $1,917 due to an increase in property, plant and equipment. The net loss from the company's operations increased by $566,693 from $ (381,660) for the three months ended June 30, 2007 to $(948,353) for the same period of 2008.

         The Company paid $10,701 in interest for the period ended June 30, 2008, opposed to $9,390 paid in the same period of 2007.

         The company net loss increased by $567,893 from $(391,050) for the three months ended June 30, 2007 to $(958,943) for the same period of 2008.

         The comprehensive loss including the foreign currency translation adjustment was $(969,433) or $(0,04) per share based on 24,204,269 weighted average shares outstanding for the three months ended June 30, 2008 compared to a loss of $(391,050) or $(0.16) per share based on 2,452,198 weighted average shares outstanding for the three months ended June 30, 2007

Results for the Six months ended June 30, 2008.

         Revenues for the six months ended June 30, 2008 increased by $337,022 from $0 for the six months ended June 30, 2007 to $337,022 for the six months ended June 30, 2008. The increase in revenues was due to the fact that Company had no revenues for the same period of the previous year.

         Cost of sales which comprises the cost of services contracted for third party website development. The cost of sales for the period June 30, 2008 was $126,862 opposed to $0 for the period June 30, 2007. The gross profit for the six month period was $210,160.

         The Company's general and administration costs increased by $888,539 from $493,916 to $1,382,455 mainly due to a substantial increase in expenditure in marketing, publicity and other related consultant fees. The legal and professional fees increased by $143,805 from $55,136 for the six months ended June 30 2007 to $198,941 for the same period of 2008 and the depreciation costs also increased $7,172 due to an increase in property, plant and equipment. The net loss from the company's operations increased by $978,199 from $ (558,714) for the six months ended June 30, 2007 to $(1,536,913) for the same period of 2008.

         The Company paid $15,883 in interest for the period ended June 30, 2008, opposed to $18,780 paid in the same period of 2007.

         The company net loss increased by $1,237,784 from $(577,495) for the six months ended June 30, 2007 to $(1,815,279) for the same period of 2008.

         The comprehensive loss including the foreign currency translation adjustment was $(1,825,457) or $(0,08) per share based on 22,517,594 weighted average shares outstanding for the six months ended June 30, 2008 compared to a loss of $(577,495) or $(0.25) per share based on 2,303,600 weighted average shares outstanding for the six months ended June 30, 2007.

Liquidity and Capital Reserves

         Through the six months ended June 30, 2008 we have relied on advances of $942,448 from our principal funder and we have converted all of this debt into restricted common stock. As of June 30, 2008, the Company had cash of $4,584 and a working capital deficit of $378,151.

         It is the Company's intention to seek additional equity or debt which we plan to use to use for working capital and to implement a marketing program to increase awareness of our businesses and to expand our operations.

         For the period ended June 30, 2008, the Company derived almost all of its income from website development. The Company's long term growth lies in the monthly or annual subscription model to Annesdiary.com, online shopping and affiliate revenue through Anne's World Limited, the online shopping and banner advertising as well as advertising revenues coming from the Curtain Rising by-weekly magazine and finally the online book and audio download, website development and affiliate revenues through Plays On The Net. The Company's target market is mainly North America, Japan and most other English speaking nations in the world.

         On June 23 2008 the Company purchased 100 % of Dolphin Digital Media Inc. The Company issued a total of 24,063,735 of common shares of 51% of its outstanding common stock for the acquisition of Dolphin Digital Media Inc resulting in a change of control. In addition the Company also agreed to an anti-dilution provision for the shareholder of Dolphin Digital Media, Inc. As consideration for the agreement the shareholder has agreed to become the Chairman and CEO of the Company. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

         Depending upon market conditions, the Company may not be successful in raising sufficient additional capital for it to achieve its business objectives. In such event, the business, prospects, financial condition, and results of operations could be materially adversely affected.

         The Company's executive offices are now based in Toronto (Canada) and have a full time staff of six.

         There is no guarantee that the Company will be successful in its attempt to raise capital sufficient to meet its cash requirements for the next twelve months. If the Company is not successful in its effort to raise sufficient capital to meet its cash requirements, the business will fail and the Company will cease to do business.

OFF-BALANCE SHEET ARRANGEMENTS

         As of December 31, 2007, we did not have any off-balance sheet arrangements.

                                    BUSINESS

INTRODUCTION

         Dolphin Digital is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of our Directors to build an organization that is able to react to the individual market places in which we operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary, and others have been established for many years such as Playsonthenet. As a diversified holding company, Dolphin Digital focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. We maintain a common branding strategy based on the belief that each brand is unique. The Company brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

OUR COMPANIES

         Dolphin Digital is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of our Directors to build an organization that is able to react to the individual market places in which we operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary, and others have been established for many years such as Playsonthenet. As a diversified holding company, the Company focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. We maintain a common branding strategy based on the belief that each brand is unique. The Company brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

Plays on the net Plc

         Plays On The Net Plc began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site and all-round theatre information site. In addition to the plays database, POTN now offers books, music and movies, and is as well-known for their audio book content as for their original drama. With contracts with a number of leading publishers already secured, the future for POTN will include extending across all media and dramatic arts to incorporate the worlds of theatre, literature, film and music in one easy-to-navigate online venue. POTN also offers classic works of literature and theatre in downloadable e-book format direct to your laptop, mobile phone or PDA. Choose from an extensive range of favorite novels, plays and poetry, including hard-to-find titles from classic writers.

Curtain Rising Inc.

         Curtain Rising, Inc. began as an online database for theatres. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease. It has since grown into an extensive worldwide directory of plays and theatres and a tight-knit community created by, and utilized by theatres, actors, producers and individuals with an interest in performing arts. Curtain Rising has now licensed the rights to its database and web site to Playsonthenet and the combination of the two companies set to become the single resource centre for theatergoers, playwrights and advertisers. An exciting addition to the original website, the Curtain Rising Magazine is a weekly online journal featuring the news and reviews from POTN along with feature articles, original plays and more. Presented in a stunning glossy magazine format, this is a fascinating and original resource for both theatergoers and theatre professionals and a significant addition to the POTN family of companies.

Anne's World Ltd.

         Anne's World Ltd has obtained the license for "Anne's Diary." The world's first secure social networking site for children, Anne's Diary is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. Inspired by the stories of "Anne of Green Gables", the site offers a safe, fun and educational environment where children can keep a private online diary and photo gallery and chat with their peers from around the world in a protected chat room and forum, safe in the knowledge that they are communicating only with verified members of the same age. Thanks to the technology of our partners: Fujitsu, Novell and 123ID, Anne's Diary is setting new standards in online safety while offering children a unique and exciting world in which to express their creativity and interact with other young people. Partnerships with other high-end children's websites as well as police and education authorities will help bring this ground-breaking project to children and concerned parents around the world.

         Background

         The Internet has rapidly revolutionized our lives and has altered the way we live, work, conduct business, and communicate with others. This powerful technology offers us unprecedented access to worldwide information and instant communication; but it has also opened up a new venue for sexual predators to seek out unsuspecting children.

         The proliferation of social network sites on the Internet has been a phenomenon of our times.

         While this phenomenon has provided an outlet for people from differing backgrounds and nationalities to come together and interact in a way never before envisaged, it also has thrown up many issues of safety for the users. Safety issues such as 'phishing' where the user can have their identity stolen to users being 'cyber stalked' have all been in reported in the media during the rise and rise of these sites.

         The one area, however, that is the most disturbing is the incidences of sexual predators using such sites to gather information, contact and 'groom' children for inappropriate online chat or actual physical abuse.

         Annesdiary.com Registration

         On registering with annesdiary.com, each new member will receive a presentation welcome package containing the following: (i) a welcome letter explaining the features of the website; (ii) a unique user card; (iii) a state-of-the-art fingerprint authentication reader; and (iv) a copy of the "Anne of Green Gables" book. On receipt of the welcome package members will set up their fingerprint reader using a one-time authentication code thereby registering their identity on our secure database. The fingerprint matrix itself is encrypted and transmitted securely across the Web to authenticate users. Even if someone gets a hold of the fingerprint matrix, it will be undecipherable and unusable to them.

         Secure Sponsor

         When a parent or guardian registers their child on the site they must provide details of a Sponsor who is able to verify the age and identity of the child. To be eligible, a Sponsor must have been known to the child for a minimum of two years, be a resident of the country in which the registrant lives, and be a recognized professional. Sponsors must confirm their relationship to the child and provide a mailing address and phone number where we can contact them. We will contact all Sponsors to verify this information. The Sponsor will be provided with a one-time Authentication Code which they must use to activate the child's account.

REVENUE STREAMS

         We expect to generate revenue from our current operations in the following manners:

         *        Subscription fees for annesdiary.com;
         *        On-line merchandise sales;
         *        On-line advertising;
         *        Print advertising in Curtain Rising Magazine;
         *        Commission when visitors click-through to partner websites;
         * Sales of hardcopy books and downloadable audio books through Playsonthenet

CORPORATE HISTORY

         The Company, initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. We were inactive between the years 1996 and 2003.

         On December 5, 2003, we amended our Articles of Incorporation to change our name to Maximum Awards Inc, Inc. in anticipation of the acquisition of Maximum Awards Pty Ltd. an Australian company engaged in the business of operating a consumer rewards program through which consumers earned points by purchasing products and services offered by the company and its program partners. Accumulated points can then be redeemed in order to acquire additional desired products or services from the same list of such items offered by the company. The acquisition of all outstanding shares of Maximum Awards closed in December 2003.

         On June 1, 2004, we acquired 100% of the issued and outstanding shares of Travel Easy Holidays Pty Ltd ("TEH") and Global Business Group Pty Ltd ("GBH") from Maxwell Thomas and Michael Sullivan. These corporations were involved in the travel industry and mail order industries and were acquired to add to our rewards program operations by providing an in-house travel agency and a consumer products retailer.

         In June 2004 we acquired Global Business Group Pty Ltd, an Australian proprietary limited corporation, organized under the law of the Province of Queensland, Australia in June 2003. Global Business did business under the name Easy Shopper Direct and was engaged in the business of selling consumer goods on-line and through published catalogs.

         On May 29, 2007, we amended our Articles of Incorporation to change our name from Maximum Awards Inc. to Logica Holdings, Inc.

         On July 9, 2007, we acquired (i) Plays On The Net Plc and its subsidiary, Plays On The Net Inc., which provide a web based platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, which includes an extensive retail site for book, audio downloads and all-round theatre information; (ii) Curtain Rising Inc., which provides an online database for theatres and a bi-weekly online theatre magazine; and (iii) Anne's World Limited, a company that holds the license for a secure social networking website for children, providing an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. We issued 12,000,000 shares of our common stock as consideration in the acquisitions. The acquisitions resulted in a change of control and were accounted for as a reverse merger. Our business now consists of the businesses of Plays on the Net, Curtain Rising and Anne's World.

         On August 7, 2007, we amended our articles of incorporation to change the par value of our common stock from $0.0001 per share to $0.015 per share.

         On September 30, 2007, we sold 100% of our Australian subsidiaries; Maximum Awards Pty Limited, Travel Easy Holidays Pty Ltd and Global Business Group Pty Ltd to Elko Group Pty Limited, an Australian company controlled by Maxwell A. Thomas, a former executive officer of the Company.

Financings

         Pursuant to a Preferred Stock Purchase Agreement Between the Company and T Squared Partners LLC, a Delaware limited liability company and T Squared Investments LLC, a Delaware limited liability company (T Squared Partners and T Squared Investments are collectively referred to herein as the "Investors"), dated October 4, 2007, we received gross proceeds of $250,000 (the "Purchase Price") in consideration of the issuance of 250,000 shares of Series A Convertible Preferred Stock and Warrants, exercisable to purchase up to 3,650,000 shares of our common stock to the Investors. Pursuant to the Preferred Stock Purchase Agreement, we disbursed $15,000 of the Purchase Price at closing to the Investors for due diligence expenses.

         Under the Preferred Stock Purchase Agreement, the Investors have been given the right to participate in any subsequent funding by us on a pro rata basis at 100% of the offering price. In addition, we had the right to require the Investors, and the Investors have the right to purchase an additional $250,000 in preferred stock, convertible at $0.48 per share. We exercised that right, and the Investors purchased the additional 250,000 shares of preferred stock on November 7, 2007, for $250,000. In connection therewith, we disbursed

$15,000 of the purchase price at closing to the Investors for due diligence expenses. Except for the conversion price, the preferred stock has the same rights, covenants and warranties as the Preferred Stock. Under the terms of the Preferred Stock Purchase Agreement, we agreed to take action to nominate representatives that would result in an independent board of directors of the Company.

         Of the Warrants issued to the Investors, Warrants to purchase 650,000 of common stock are exercisable at $0.72 per share, Warrants to purchase 1,500,000 are exercisable at $1.00 per share and Warrants to purchase 1,500,000 shares of common stock are exercisable at $2.00 per share. The Warrants contain cashless exercise provisions and are exercisable until October 4, 2011. The Investors shall not be entitled to convert the Preferred Stock into shares of common stock or exercise Warrants that would result in beneficial ownership by the Investors of more than 4.9% of the then outstanding number of shares of common stock on such date.

         The Preferred Stock has limited voting rights. Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive, out of our assets, for each share of Preferred stock in an amount equal to $1.00, before any distribution or payment shall be made to the holders of any other securities of the Company. As provided above, 250,000 shares of Preferred Stock is initially convertible into 2.5 shares of common stock, and 250,000 shares of Preferred Stock is initially convertible into
2.0833 shares of common stock (the "Conversion Ratios"), at the option of the holder, at any time. The Preferred Stock is subject to adjustment in the event of payment of stock dividends or stock splits. In addition, at any time while shares of Preferred Stock are outstanding, the Company shall not issue any other preferred stock below $1.00 per share or any rights, options or warrants at a price per share less than the Conversion Value. Conversion Value is defined as $0.40 per share for the initial 250,000 shares of Preferred Stock, and $0.48 per share for the following 250,000 shares of Preferred Stock, subject to adjustment. The Conversion Value of the Preferred Stock shall be further adjusted in the event that within 24-months of the date of the Preferred Stock Purchase Agreement, we close on the sale of securities at a price per share of common stock or with a conversion right to acquire stock at a price per share of common stock that is less than the Conversion Value. In the event we earn less than $0.154 per share as reported for the audited fiscal year ended December 31, 2008, from continuing operations before any non-cash items, the then current Conversion Value shall be reduced. The Warrant exercise prices are also subject to adjustment if we fail to meet the earnings per share projections.

         In accordance with the Preferred Stock Purchase Agreement and pursuant to a Registration Rights Agreement dated October 4, 2007, between the Company and the Investors, we have agreed to prepare and file, with 30-days of the date of the Preferred Stock Purchase Agreement, a registration statement with the Securities and Exchange Commission, covering the resale of shares of common stock issuable upon conversion of the Preferred Stock and underlying the Warrants. If, after four months from the date of the Preferred Stock Purchase Agreement, we have not registered the shares or if the registration statement is not declared effective, or if a registration statement does not remain effective until two years from the date of the Preferred Stock Purchase Agreement, then we have agreed to issue the Investors an additional 180,000 shares of Preferred Stock for each day the registration statement is not effective. However, in no event shall we be required to issue in excess of 375,000 shares of common stock underlying the Preferred Stock for failure to comply with registration requirements.

         In total, under the October 2007 financing, we received $500,000 in gross proceeds from the Investors and disbursed $30,000 to the Investors for due diligence expenses, resulting in net proceeds of $470,000, which we are using for working capital purposes. In addition, in satisfaction of certain liquidated damages owed to the Investors under the registration rights agreement, we issued the Investors 187,500 shares of our common stock, and they waived any further liquidated damages under the registration rights agreement.

         On May 1, 2008, the Company and the Investors entered into a written agreement under which the Company issued the Investors 300,000 shares of common stock for $30,000, and the Investors waived all rights to future liquidated damages related to the October 2007 financing, including, but not limited to, liquidated damages related to matters such as the Company's failure to nominate independent members to its board of directors, the Company's failure to form an audit committee and compensation committee, the Company's failure to remain a reporting company under the Securities Exchange Act of 1934, etc.


Market Discounts

         The following table sets forth the total market discounts received by the Investors in connection with the financings set forth in the foregoing section:

          --------------------- --------------- ----------------- ----------------- --------------
          Description of          Market Price   Combined Market   Combined Price/      Total
            Securities            Per Share of    Price of the       Conversion/       Possible
                                   Underlying    Total Number of   Exercise Price    Discount to
                                 Securities on     Shares of        of the Total     Market Price
                                    Date of       Common Stock     Number of Shares
                                   Issuance       Underlying the   or Shares
                                                   Securities      Underlying the
                                                                   Securities (as
                                                                      applicable)
          --------------------- --------------- ----------------- ----------------- --------------
          Series A Preferred     $1.25 (common        $781,250         $250,000        $531,250
          Stock 10/4/07             stock)
          --------------------- --------------- ----------------- ----------------- --------------
          Series A Preferred     $2.10 (common       $1,093,749        $250,000        $843,749
          Stock 11/7/07             stock)
          --------------------- --------------- ----------------- ----------------- --------------
          Common Stock           $1.25 (common        $812,500         $468,000        $344,500
          Purchase Warrants         stock)
          ($0.72 exercise
          price) 10/4/07
          --------------------- --------------- ----------------- ----------------- --------------
          Common Stock Purchase  $1.25 (common       $1,875,000       $1,500,000       $375,000
          Warrants ($1.00           stock)
          exercise price)
          10/4/07
          --------------------- --------------- ----------------- ----------------- --------------
          Common Stock (issued       $1.40            $262,500           $0.0          $262,500
          as Liquidated
          Damages under the
          Registration Rights
          Agreement)
          --------------------- --------------- ----------------- ----------------- --------------
          Common Stock 5/7/08        $0.76            $228,000          $30,000        $198,000

          --------------------- --------------- ----------------- ----------------- --------------
          TOTAL DISCOUNT:                                                             $2,554,999
          --------------------- --------------- ----------------- ----------------- --------------

SUBSEQUENT EVENTS

         On May 28, 2008, we entered into a Social Network Platform License Agreement with Dolphin Entertainment, Inc., a Florida corporation, and its affiliated companies, pursuant to which we granted to Dolphin Entertainment a three (3) year exclusive license to utilize our proprietary social network creation platform and visitor identification, authentication and authorization technology to create and operate several subscription-based social networking websites themed around Dolphin Entertainment's premium family entertainment brand properties. This alliance permits the creation of highly secure social networking websites for children and young adults with the strong attraction of premium family entertainment brands, an Internet first. Dolphin Entertainment is wholly owned by William O'Dowd, IV, who became our majority shareholder, Chief Executive Officer and Chairman of the Board of Directors in connection with our acquisition of Dolphin Digital Media, Inc., a Delaware corporation, described below. Under the Social Network Platform License Agreement, we agreed to an even 50%-50% share with Dolphin Entertainment of subscription revenues generated by Dolphin Entertainment's or its affiliates' operation of social networking websites created with the platform, and to additional revenue shares to be determined by the parties in the event additional revenue streams other than subscription revenues (such as advertisement sales, merchandising and sublicensing) might be generated and received.

         On June 23, 2008, we obtained an exclusive license to Dolphin Entertainment's family entertainment brand properties through the acquisition of 100% of the capital stock of Dolphin Digital Media ("DDM"), a newly formed Delaware corporation wholly owned by Mr. O'Dowd. At the time of the acquisition, DDM was the grantee of an exclusive ten-year worldwide license from Dolphin Entertainment, dated as of the date of the closing of the acquisition, to use Dolphin Entertainment's family entertainment brand properties relating to certain live-action television and film productions, including: Zoey 101, Ned's De-Classified School Survival Guide, Roxy Hunter, Shredderman Rules, Last Day of Summer, Gym Teacher, Spectacular, Soul Surfer: The Bethany Hamilton Story, and Millennium Kiss. This license was the sole asset of DDM at the time of the acquisition, and DDM had not yet commenced planned principal operations. Under the license, we are authorized to use Dolphin Entertainment's brand properties in connection with the creation, promotion and operation of subscription based Internet social networking websites for children and young adults. The license requires that we pay to Dolphin Entertainment royalties at the rate of fifteen percent (15%) of our net sales from performance of the licensed activities.

         In consideration of the acquisition, we issued 24,063,735 shares of our common stock (constituting fifty-one percent (51%) of our issued and outstanding common stock) to Mr. O'Dowd. Additionally, in connection with the acquisition, we appointed Mr. O'Dowd our Chief Executive Officer and Chairman of the Board of Directors. In addition, we granted to Mr. O'Dowd certain anti-dilution protection for five (5) years from the date of the acquisition under which we agreed to issue such number of shares of our common stock as necessary for Mr. O'Dowd to maintain his fifty-one percent (51%) ownership any time that we issue additional shares to a party other than Mr. O'Dowd, or upon the exercise by any such party of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any share of our common stock. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

         Dolphin Entertainment is a leading independent producer of children's and young adult live-action programming, with established relationships and operations in production, distribution, and merchandising and licensing. As a result of the acquisition we have secured worldwide exclusive internet exploitation rights to current and future Dolphin Entertainment brands.

         Our social networking platform and toolkit will be utilized to build and operate social networking websites incorporating the Dolphin Entertainment's premium family entertainment brands and featuring our identification authentication and authorization technology platform to offer unprecedented protection of children on-line.

         On July 29, 2008, we changed our name to Dolphin Digital Media, Inc.

LEGAL PROCEEDINGS

         We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

PROPERTY

         As of the date of this prospectus, we do not own any real property. We lease our executive offices at 82 Avenue Road, Toronto, Ontario M5R 2H2 pursuant to a lease agreement that expires in June 2009, subject to 1 year extensions thereafter. Our monthly payments under the lease total $13,650 (Canadian Dollars).

                                   MANAGEMENT

         Our directors and executive officers as of October 31, 2008, are as follows:


           NAME                AGE               PRINCIPAL OCCUPATION
---------------------------    ---    ------------------------------------------
William O'Dowd, IV              39    Chief Executive Officer and Chairman of
                                      the Board of Directors
Giuseppe Pino Baldassarre       49    President, Managing Director, and Director

Michael Espensen                58    Directors

         William O'Dowd, IV. Mr. O'Dowd was appointed Chief Executive Officer and Chairman of the Board of Directors on June 25, 2008. Mr. O'Dowd founded Dolphin Entertainment, Inc. in 1996 and has served as its principal executive officer and chairman since that date. Dolphin Entertainment is an entertainment company specializing in children's and young adult's live-action programming. Ongoing producing credits include Nickelodeon's hit series Zoey 101 (Primetime Emmy(R) Award nominated) and Ned's Declassified School Survival Guide. Zoey 101 currently ranks as the number one live-action series on cable television for the children's and young adult demographic , in both the United States and Canada. Both series have gone on to see international success and can be viewed in over 100 countries worldwide. Dolphin Entertainment's other 2007 Executive Producer credits include Nickelodeon's first-ever made for television movies Shredderman Rules!, Last Day of Summer, Roxy Hunter and the Mystery of the Moody Ghost, and Roxy Hunter and the Secret of the Shaman, the first two titles in the Roxy Hunter mystery movie franchise. Mr. O'Dowd graduated with honors from Harvard Law School, has received a master's degree in modern European history from Creighton University, and was named 1st-Team Academic All-American by USA Today while an undergraduate at Creighton.

         Giuseppe Pino Baldassarre. Mr. Baldassarre serves as our President, Managing Director, and a Director. He has held the title of Managing Director and Director since June 25, 2008, and President since May 15, 2007. From May 15, 2007 until June 25, 2008, Mr. Baldassarre also served as our Chief Executive Officer. From 2006 until April 2007, Mr. Baldassarre served as the Vice President of Business Development for 123ID, a software development company specializing in biometric solutions. From 2005 until March 2007, Mr. Baldassarre served as the Chief Executive Officer and President of BPT Technologies, where he was responsible for the establishment and implementation of the company's North American operations. From 2002 until 2005 Mr. Baldassarre served as the Managing Director of The Logica Group, a division of The MacKenzie Group, in Melbourne, Florida, where he was primarily responsible for logistics, sales and distribution. Mr. Baldassarre received a B.A. degree in mathematics (with a minor in economics) from York University of Toronto, Canada in 1979, and an M.B.A. from INSEAD, Fontainebleau, France in 1981.


         Michael Espensen. Mr. Espensen was appointed a Director of the Company on June 25, 2008. Mr. Espensen has been a real estate developer for over thirty years. In that time he has developed over 5,000 multi-family units, twenty-nine office buildings, and over 2,500 residential lots in Texas, Florida, North
Carolina, and South Carolina. Aside from real estate development and investment, Mr. Espensen is also involved as a producer and investor in family entertainment for television and feature films. Mr. Espensen attended Trinity University and the University of Texas at Austin. Past titles include: President of the San
Antonio Homebuilders Association, Director of the Texas Association of
Homebuilders, and Director of the National Title Company. Currently, he is the Director of Keraplast Technologies, LTD.

Independent Directors

         Our Board of Directors currently consists of three directors. Mr.
Espensen is the sole independent director on our Board of Directors.

Committees of the Board of Directors

         Our Board of Directors does not currently have any committees. The roles and responsibilities of an audit committee, nominating committee and compensation committee are conducted by our full Board.

DIRECTOR COMPENSATION

         Our directors are not independent, serve as executives of the Company, and do not receive any additional compensation for their service as a director.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal years ended December
31, 2006 and 2007 to our Chief Executive Officer and each of the next two most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) serving at the end of 2007 (referred to as the named executive officers):

                                                                         NON-EQUITY
                                                      STOCK   OPTION   INCENTIVE PLAN    ALL OTHER
                                  SALARY     BONUS   AWARDS   AWARDS    COMPENSATION    COMPENSATION
                                    ($)       ($)      ($)      ($)          ($)            ($)           TOTAL
PRINCIPAL POSITION       YEAR       (1)       (2)      (3)      (4)          (5)            (6)            ($)
----------------------   ----   ----------   -----   ------   ------   --------------   ------------   -----------

Giuseppe Pino            2007   $  150,000   $   -   $    -   $    -   $            -   $          -   $   150,000
Baldassarre
  President since May
  15, 2007; Managing
  Director and
  Director since June
  25, 2008 *             2006   $        -   $   -   $    -   $    -   $            -   $          -   $         -

Enzo Taddei              2007   $  150,000   $   -   $    -   $    -   $            -   $          -   $   150,000
  C.F.O. until
  October 2008           2006   $        -   $   -   $    -   $    -   $            -   $          -   $         -

Maxwell Thomas           2007   $        -   $   -   $    -   $    -   $            -   $          -   $         -
  C.E.O. and C.F.O.
  until April 2007       2006   $  150,000   $   -   $    -   $    -   $            -   $          -   $   150,000

*  Also served as Chief Executive Officer from May 15, 2007 until June 25, 2008.


EMPLOYMENT AGREEMENTS

         The Company and Giuseppe Pino Baldassarre have entered into an employment agreement pursuant to which Mr. Baldassarre was hired as our Chief Executive Officer and President. Under the agreement Mr. Baldassarre has a base compensation of $200,000 per year with annual increases of 10%. The initial term of the agreement is 36 months, subject to earlier termination pursuant to the terms of the agreement. The agreement contains confidentiality, non-competition, and non-solicitation provisions. Mr. Baldassarre resigned his position as Chief Executive Officer on June 25, 2008, and took the position of Managing Director and Director, in addition to the position of President.

EQUITY COMPENSATION PLAN INFORMATION

---------------------  -----------------   ------------   -------------------
                            NUMBER OF       WEIGHTED-       # OF SECURITIES
                           SECURITIES        AVERAGE      REMAINING AVAILABLE
                       TO BE ISSUED UPON     EXERCISE     FOR FUTURE ISSUANCE
                           EXERCISE OF       PRICE OF        UNDER EQUITY
                          OUTSTANDING      OUTSTANDING     COMPENSATION PLANS
                            OPTIONS,         OPTIONS,         (EXCLUDING
                          WARRANTS AND     WARRANTS AND       SECURITIES
                           RIGHTS (A)       RIGHTS (B)    REFLECTED IN COLUMN
                                                               (A)) (C)
---------------------  -----------------   ------------   -------------------
EQUITY COMPENSATION
 PLANS APPROVED BY
 SECURITY HOLDERS             -0-              -0-                -0-
---------------------  -----------------   ------------   -------------------
 EQUITY COMPENSATION
PLANS NOT APPROVED BY
   SECURITY HOLDERS           -0-              -0-                -0-
---------------------  -----------------   ------------   -------------------
        TOTAL                 -0-              -0-                -0-
---------------------  -----------------   ------------   -------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 1, 2004, we acquired 100% of the issued and outstanding shares of Travel Easy Holidays Pty Ltd ("TEH") and Global Business Group Pty Ltd ("GBH") from Maxwell Thomas and Michael Sullivan. Effective September 30, 2007, we completed the sale of our wholly owned subsidiaries Maximum Awards Pty. Ltd ("MAX"), GBH and TEH (MAX, GBH and TEH are collectively referred to herein as, the "Sold Subsidiaries") to Elko Group Pty. Limited, an Australian company ("ELKO") controlled by Maxwell A. Thomas. Mr. Thomas, a former executive officer of the Company who resigned in May 2007, was, at the time of the Sold Subsidiaries transaction, an executive officer of each of the Sold Subsidiaries. ELKO paid $1.00 and assumed of all of the liabilities of the Sold Subsidiaries. In addition, Mr. Thomas agreed to forgive certain amounts we owed him in the amount of approximately $113,860. Furthermore, we released the Sold Subsidiaries and ELKO from inter-company obligations of approximately $1,067,000.

         On September 14, 2007, the Company and Winterman Group Limited entered into an Open Ended Convertible Note (the "Note"). The Note provided for past and future loans of capital by Winterman Group Limited to the Company, from time to time, the principal amounts of which were to accrue interest at the rate of 10% per year. Outstanding principal and interest under the Note is convertible at the election of Winterman Group Limited into shares of the Company's common stock at the rate of $0.50 per share. Winterman Group Limited has made the following advances to the Company under the Note, each of which was simultaneously converted into shares of the Company's common stock.

 -------------------- -------------------- ------------------ -----------------
                             Dollar
  Date of Advance &          Amount         Shares of Common
      Conversion       Advanced/Converted     Stock Issued     Conversion Rate
 -------------------- -------------------- ------------------ -----------------
  September 27, 2007       $878,505.50          1,757,011           $0.50
 -------------------- -------------------- ------------------ -----------------
   October 10, 2007         $477,153             954,306            $0.50
 -------------------- -------------------- ------------------ -----------------
   October 25, 2007        $139,453.50           278,907            $0.50
 -------------------- -------------------- ------------------ -----------------
   October 26, 2007         $289,016             578,032            $0.50
 -------------------- -------------------- ------------------ -----------------
   November 9, 2007        $63,009.63            126,019            $0.50
 -------------------- -------------------- ------------------ -----------------
  November 28, 2007        $67,188.50            134,377            $0.50
 -------------------- -------------------- ------------------ -----------------
   December 3, 2007          $87,378             174,756            $0.50
 -------------------- -------------------- ------------------ -----------------
   December 6, 2007         $103,167             206,334            $0.50
 -------------------- -------------------- ------------------ -----------------
  December 13, 2007          $36,299             72,598             $0.50
 -------------------- -------------------- ------------------ -----------------

         On May 28, 2008, we entered into a Social Network Platform License Agreement with Dolphin Entertainment, Inc., a Florida corporation, and its affiliated companies, pursuant to which we granted to Dolphin Entertainment a three (3) year exclusive license to utilize our proprietary social network creation platform and visitor identification, authentication and authorization technology to create and operate several subscription-based social networking websites themed around Dolphin Entertainment's premium family entertainment brand properties. This alliance permits the creation of highly secure social networking websites for children and young adults with the strong attraction of premium family entertainment brands, an Internet first. Dolphin Entertainment is wholly owned by William O'Dowd, IV, who became our majority shareholder, Chief Executive Officer and Chairman of the Board of Directors in connection with our acquisition of Dolphin Digital Media, Inc., a Delaware corporation, described below. Under the Social Network Platform License Agreement, we agreed to an even 50%-50% share with Dolphin Entertainment of subscription revenues generated by Dolphin Entertainment's or its affiliates' operation of social networking websites created with the platform, and to additional revenue shares to be determined by the parties in the event additional revenue streams other than subscription revenues (such as advertisement sales, merchandising and sublicensing) might be generated and received.

         On June 23, 2008, we obtained an exclusive license to Dolphin Entertainment's family entertainment brand properties through the acquisition of 100% of the capital stock of Dolphin Digital Media ("DDM"), a newly formed Delaware corporation wholly owned by Mr. O'Dowd. At the time of the acquisition, DDM was the grantee of an exclusive ten-year worldwide license from Dolphin Entertainment, dated as of the date of the closing of the acquisition, to use Dolphin Entertainment's family entertainment brand properties relating to certain live-action television and film productions, including: Zoey 101, Ned's De-Classified School Survival Guide, Roxy Hunter, Shredderman Rules, Last Day of Summer, Gym Teacher, Spectacular, Soul Surfer: The Bethany Hamilton Story, and Millennium Kiss. This license was the sole asset of DDM at the time of the acquisition, and DDM had not yet commenced planned principal operations. Under the license, we are authorized to use Dolphin Entertainment's brand properties in connection with the creation, promotion and operation of subscription based Internet social networking websites for children and young adults. The license requires that we pay to Dolphin Entertainment royalties at the rate of fifteen percent (15%) of our net sales from performance of the licensed activities.

         In consideration of the acquisition, we issued 24,063,735 shares of our common stock (constituting fifty-one percent (51%) of our issued and outstanding common stock) to Mr. O'Dowd. Additionally, in connection with the acquisition, we appointed Mr. O'Dowd our Chief Executive Officer and Chairman of the Board of Directors. In addition, we granted to Mr. O'Dowd certain anti-dilution protection for five (5) years from the date of the acquisition under which we agreed to issue such number of shares of our common stock as necessary for Mr. O'Dowd to maintain his fifty-one percent (51%) ownership any time that we issue additional shares to a party other than Mr. O'Dowd, or upon the exercise by any such party of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any share of our common stock. As consideration for the agreement the shareholder has agreed to become the Chairman and CEO of the Company. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

         February 2008, the Company and Anne's World Ltd. entered into an Open Ended Convertible Note (the "AWL Note"). The AWL Note provided for past and future loans of capital by Anne's World Ltd. to the Company, from time to time, the principal amounts of which were to accrue interest at the rate of 10% per year. Outstanding principal and interest under the AWL Note is convertible at the election of Anne's World Ltd. into shares of the Company's common stock at the rate of $0.50 per share. Anne's World Ltd. has made the following advances to the Company under the AWL Note, each of which was simultaneously converted into shares of the Company's common stock.

 -------------------- -------------------- ------------------ -----------------
                             Dollar
  Date of Advance &          Amount         Shares of Common
      Conversion       Advanced/Converted     Stock Issued     Conversion Rate
 -------------------- -------------------- ------------------ -----------------
  February 14, 2008         $150,000             300,000            $0.50
 -------------------- -------------------- ------------------ -----------------
    March 3, 2008           $500,000            1,000,000           $0.50
 -------------------- -------------------- ------------------ -----------------
    April 29, 2008           $1,260               2,560             $0.50
 -------------------- -------------------- ------------------ -----------------
     June 6, 2008            $12,500             25,000             $0.50
 -------------------- -------------------- ------------------ -----------------
    June 19, 2008           $278,668             557,335            $0.50
 -------------------- -------------------- ------------------ -----------------

         On September 30, 2008, the Company and William O'Dowd IV entered into an Open Ended Convertible Note (the "O'Dowd Note"). The O'Dowd Note provided for past and future loans of capital by Mr. O'Dowd and certain parties affiliated with Mr. O'Dowd (the "O'Dowd Parties") to the Company, from time to time, the principal amounts of which were to accrue interest at the rate of 10% per year. Outstanding principal and interest under the O'Dowd Note is convertible at the election of Mr. O'Dowd into shares of the Company's common stock at the rate of $0.50 per share. On September 30, 2008, the O'Dowd Parties made a $731,961 advance to the Company under the O'Dowd Note, which was simultaneously converted into 1,463,922 shares of the Company's common stock at the rate of $0.50 per share.

              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of our common stock as of January 31, 2008 by each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, by each director, by each named executive officer, and by all directors and executive officers as a group.

         Except as otherwise indicated in the footnotes to the table, we believe that each of the persons or entities named in the table exercises sole voting and investment power over the shares of common stock that each of them beneficially owns, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options. Each person's percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised. The percentages in the table are based upon 47,183,793 shares of our common stock outstanding as of June 30, 2008.

                                                               PERCENTAGE
                                                                OF TOTAL
                                                                 SHARES
  NAME AND ADDRESS OF OWNER (1)                   SHARES      OUTSTANDING
--------------------------------------------    ----------    -----------
  Winterman Group Ltd. (2)                       9,605,576       20.4%
--------------------------------------------    ----------    -----------
  T Squared Investments LLC (3)(4)               5,283,334       10.2%
--------------------------------------------    ----------    -----------
  T Squared Partners LLC (3)(4)                  5,283,334       10.2%
--------------------------------------------    ----------    -----------
  Giuseppe Pino Baldassarre
  President, Managing Director and Director      1,200,000       2.5%
--------------------------------------------    ----------    -----------
  Michael Espensen
  Director                                               0         *
--------------------------------------------    ----------    -----------
  William O'Dowd, IV
  Chief Executive Officer and Chairman          24,063,735        51%
--------------------------------------------    ----------    -----------
  All Directors and Named Executive
  Officers as a Group (3 persons)               25,263,735       53.5%
--------------------------------------------    ----------    -----------


_______________
*    Less than 1%

(1) Unless otherwise indicated in the footnotes below, the address of each stockholder is c/o Dolphin Digital Media, Inc., 82 Avenue Road, Toronto, On, Canada M5R 2H2.

(2)    Malcolm Stockdale is the principal of Winterman Group Ltd.

(3) Mark Jensen and Thomas M. Suave are the principals of T Squared Investments LLC and T Squared Partners LLC. Includes (i) the following shares owned by T Squared Investments LLC: 243,750 shares of common stock, 572,917 shares of common stock issuable upon conversion of 250,000 shares of Convertible Preferred Stock, and 1,825,000 shares of common stock issuable upon exercise of common stock purchase warrants; and (ii) the following shares owned by T Squared Partners LLC: 243,750 shares of common stock, 572,917 shares of common stock issuable upon conversion of 250,000 shares of Convertible Preferred Stock, and 1,825,000 shares of common stock issuable upon exercise of common stock purchase warrants .
(4) The terms of the Designation of Preferences of the Series A Convertible Preferred Stock and the Common Stock Purchase Warrants limit the amount of shares of common stock issuable to T Squared Investments LLC and T Squared Partners LLC upon conversion of the Convertible Preferred Stock and upon exercise of common stock purchase warrants, respectively, such that the parties, together with their affiliates, may not upon such conversion or exercise, as the case may be, own collectively greater than 4.9% of the outstanding shares of common stock of the Company.

Changes of Control

         The acquisition of DDM resulted in a change in control in that we issued to DDM's sole shareholder, William O'Dowd, IV, our Chief Executive Officer, and Chairman of the Board of Directors, 24,063,735 shares of our common stock, constituting fifty-one percent (51%) of our then issued and outstanding common stock.


                              SELLING STOCKHOLDERS

         The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by the selling stockholders as of January 31, 2008, the number of shares of common stock to be offered for such selling stockholder's account and the amount and (if one percent or more) the percentage of the class owned by such selling stockholder after the offering is complete.

         Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. This includes shares which a person or entity has a right to acquire in the next 60 days upon conversion of securities convertible into shares of common stock and upon exercise of warrants and options. Pursuant to the terms of the Warrants, none of a holder's Warrants may be exercised to the extent that, after such exercise, the holder and its affiliates would beneficially own (other than through the right exercise the Warrants) more than 4.99% of our outstanding shares of common stock.

         The percentages set forth in the table are based upon 47,183,793 shares of common stock outstanding as of June 30, 2008.

                                                           NUMBER
                                                             OF
                                                           SHARES
                                SHARES OF COMMON STOCK       OF      SHARES OF COMMON STOCK
                                  OWNED PRIOR TO THE       COMMON       TO BE OWNED AFTER
                                       OFFERING            STOCK            OFFERING
-----------------------------   ----------------------     TO BE     ----------------------
             NAME                 NUMBER    PERCENTAGE    OFFERED     NUMBER     PERCENTAGE
-----------------------------   ---------   ----------   ---------   ---------   ----------

T Squared Investments LLC (1)   2,641,667      5.3%      1,071,657   1,570,010      3.2%
T Squared Partners LLC (2)      2,641,667      5.3%      1,071,657   1,570,010      3.2%

_____________
* Indicates less than one percent

         (1) Mark Jensen and Thomas M. Suave are the principals of T Squared Investments LLC. Includes 243,750 shares of common stock, 572,917 shares issuable upon conversion of 250,000 shares of Convertible Preferred Stock, and 1,825,000 shares issuable upon exercise of Warrants.
         (2) Mark Jensen and Thomas M. Suave are the principals of T Squared Investments LLC. Includes 243,750 shares of common stock, 572,917 shares issuable upon conversion of 250,000 shares of Convertible Preferred Stock, and 1,825,000 shares issuable upon exercise of Warrants.

         The registration rights agreement entered into with the selling stockholders in connection with the October 2007 financing requires us to register all of the shares of common stock underlying the Preferred Stock and Warrants issued to them in the October 2007 financing. If, as a result of a conversion/exercise price adjustment and/or the issuance of additional shares of Preferred Stock or Warrants, or otherwise, this Registration Statement fails to cover the maximum number of shares of common stock underlying the Preferred Stock and Warrants held by the selling stockholders, we are obligated to promptly file a separate registration statement relating to said additional shares of common stock. In that this registration statement fails to cover the maximum number of shares of common stock underlying the Preferred stock and Warrants held by the selling stockholders, we are obligated to promptly file a separate registration statement relating to said additional shares of common stock.

         Based on information received from the selling stockholders, neither of the selling stockholders has an existing short position in the Company's common stock.

                            DESCRIPTION OF SECURITIES

         The following description of the material terms of our capital stock includes a summary of specified provisions of our articles of incorporation, as amended, and our bylaws. This description is subject to the relevant provisions of Nevada Revised Statutes and is qualified by reference to our articles of incorporation and bylaws, copies of which are filed with the registration statement of which this prospectus forms a part.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.015 par value per share, of which 47,183,793 shares were outstanding on June 30, 2008. All of the outstanding shares of common stock are fully paid and non-assessable.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

         Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

         Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol "DPDM."

PREFERRED STOCK

         Our authorized preferred stock currently consists of 10,000,000 shares of blank check preferred stock, $0.001 par value.

         500,000 shares of preferred stock have been designated Series A Convertible Preferred Stock (the "Preferred Stock"). Holders of the Preferred Stock have limited voting rights. Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive, out of our assets, an amount equal to $1.00 for each share of Preferred stock held, before any distribution or payment shall be made to the holders of any other securities of the Company. 250,000 shares of Preferred Stock are initially convertible into 2.5 shares of common stock, and 250,000 shares of Preferred Stock are initially convertible into 2.083 shares of common stock (the "Conversion Ratios"), at the option of the holder, at any time. The Conversion Ratios are subject to adjustment in the event of payment of stock dividends or stock splits. We are prohibited, at any time while shares of Preferred Stock are outstanding, from issuing any other preferred stock below $1.00 per share or any rights, options or warrants at a price per share less than $0.40, subject to adjustment (the "Conversion Value"). The Conversion Value of the Preferred Stock shall be adjusted in the event that within 24-months of the date of the Preferred Stock Purchase Agreement, the Company closes on the sale of securities at a price per share of common stock or with a conversion right to acquire stock at a price per share of common stock that is less than the Conversion Value. In the event the Company earns less than $0.154 per share as reported for the audited fiscal year ended December 31, 2008, from continuing operations before any non-cash items, the then Conversion Value shall be reduced.

WARRANTS AND OPTIONS

         Wall Street Consultants.
         -----------------------

         On August 31, 2007, the Company issued a stock option agreement, as amended (the "Option"), to Wall Street Consultants, Inc. ("WSC"), pursuant to which WSC has the right to purchase up to 555,556 shares of the Company's common stock, at $0.72 per share, for a period of five years. The Option provides WSC with piggy-back registration rights with respect to the shares of common stock underlying the Option. The number of shares of common stock underlying the Option is adjusted in the event the underlying consulting agreement between the Company and WSC is terminated by either party. The exercise price per share and or the number and/or type of stock issuable under the Option is subject to adjustment in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, or the sale of all or substantially all of the Company's assets.

         October 2007 Financing.
         ----------------------

         In connection with the October 2007 financing, the Company issued common stock purchase warrants entitling the Investors to purchase a total of 3,650,000 shares of our common stock (the "Warrants"). The Warrants are exercisable until October 4, 2011. 650,000 of the Warrants have an exercise price of $0.72 per share, 1,500,000 of the Warrants have an exercise price of $1.00 per share, and the remaining 1,500,000 Warrants have an exercise price of $2.00 per share.

         The Warrants contain a cashless exercise provision that entitles the holder to exercise the Warrants and, in lieu of making the cash payment otherwise required upon such exercise, to receive the net number of shares of common stock determined according to the following formula:

                  # of Shares to be Received = (A x (B - C)) / B

Where:            A =   the total number of shares with respect to which the
                        Warrant is then being exercised.

                  B = the last reported sale price (as reported by Bloomberg) of the Company's common stock on the trading day immediately preceding the date of the exercise notice.

                  C = the Warrant exercise price in effect at the time of the exercise notice.

         The Investors may not effect a cashless exercise (i) for a period of one year after exercise, and (ii) at any time a registration statement covering the underlying shares is effective.

         The exercise prices of the Warrants are subject to adjustment in the event the Company effects a stock split, stock dividend, recapitalization, reorganization, consolidation, or merger.

         The exercise prices of the Warrants are subject to a full ratchet adjustment in the event the Company issues shares of its common stock at a price below the then current exercise price of the Warrants, or issues securities convertible into shares of its common stock at a conversion price below the then current exercise price of the Warrants.

         The exercise prices of the Warrants are subject to reduction on a sliding scale, by up to a maximum of 50%, in the event the Company fails to reach a certain level of earnings per share in the year ending December 31, 2008 ("EPS"). Under the formula, EPS greater than or equal to $0.154 per share will result in no adjustment, and EPS equal to or less than $0.077 per share will result in the reduction of 50%, the maximum reduction. Any level of EPS between $0.154 per share and $0.077 per share will result in a pro rata reduction in the exercise price of the Warrants between 0% and 50% respectively. For example, (i) EPS of $0.154 or more will result in no reduction in the exercise price of the Warrants; (ii) EPS of $0.13475 will result in a reduction in the exercise price of the Warrants by 12.5%; (iii) EPS of $0.1155 will result in a reduction in the exercise price of the Warrants by 25%; (iv) EPS of $0.09625 will result in a reduction in the exercise price of the Warrants by 37.5%; (v) EPS of $0.077 will result in a reduction in the exercise price of the Warrants by 50%; EPS of any amount less than $0.077 will result in a reduction in the exercise price of the Warrants by 25%; (vi) and so on.

         The holders of the Warrants have certain demand and piggy back registration rights with respect to the shares of common stock underlying the Warrants. The holders of the Warrants cannot exercise the Warrants to the extent that said exercise would result in the beneficial ownership by the holder of greater than 4.9% of the Company's common stock."

         Mirador Consulting.
         ------------------

         A consulting agreement entered into by the Company and Mirador Consulting, Inc., on October 31, 2007, provides Mirador with the right to purchase 50,000 shares of the Company's common stock at $2.50 per share for a period of two years, and 50,000 shares of the Company's common stock at $5.00 per share for a period of two years.

POTENTIAL IMPACT OF CURRENTLY ISSUED SECURITIES ON FUTURE FINANCINGS

         Capital to fund our business is currently being generated through operations and from loans by a Company affiliate, Winterman Group Limited. Additional sources of financing are being sought by the Company. Any financing entered into by the Company that involves the issuance of shares of common stock at a price below the then current exercise price of the Warrants or the conversion value of the Preferred Stock issued in the October 2007 financing, or the issuance of securities convertible into shares of common stock at a conversion price below the then current exercise price of the Warrants or the conversion value of the Preferred Stock, will result in the full ratchet of the Warrant exercise price and the Preferred Stock conversion value. Any such financing including such terms could result in substantial additional dilution to our current security holders.

TRANSFER AGENT

         Our transfer agent is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno Nevada 89501.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of SF Partnership LLP

         On November 5, 2007, we elected to terminate our engagement of SF Partnership LLP ("SF") as the independent registered public accounting firm responsible for auditing our financial statements. The termination was approved by the Company's Board of Directors.

         SF's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that SF's Audit Reports dated March 31, 2006 and April 30, 2007, contained an explanatory note which raised substantial doubt as to our ability to continue as a going concern. During our two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, we did not have any disagreements with SF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SF, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         During our two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, other than as is set forth herein, SF did not advise us of any of the following:

                  (A) That the internal controls necessary for us to develop reliable financial statements did not exist;

                  (B) That information had come to SF's attention that had led it to no longer be able to rely on our management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

                  (C) (1) That SF needed to expand significantly the scope of its audit, or that information had come to SF's attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements, and (2) due to SF's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

                  D) (1) That information has come to SF's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to SF's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to SF's satisfaction prior to its termination.

Engagement of Jewett, Schwarz, Wolfe & Associates

         On November 5, 2007, we engaged Jewett, Schwartz, Wolfe & Associates ("Jewett") to serve as the independent registered public accounting firm responsible for auditing our financial statements. The engagement was approved by the Company's Board of Directors.

         Neither us nor anyone on our behalf consulted Jewett during the two most recent fiscal years and any subsequent interim period prior to engaging Jewett, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Jewett concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that our directors and officers will be indemnified to the fullest extent permitted under the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                     EXPERTS

         The financial statements included in this prospectus have been included herein in reliance on the report of SF Partnership LLP, and Jewett, Schwartz, Wolfe & Associates, independent registered public accounting firms, appearing elsewhere herein, given on the authority of said firms as experts in auditing and accounting.

         The validity of the shares offered has been passed upon by Roetzel & Andress, Fort Lauderdale, Florida.

         None of SF Partnership LLP, Jewett, Schwartz, Wolfe & Associates, or Arnstein & Lehr LLP were hired on a contingent basis, nor will any receive a direct or indirect interest in the business of the issuer. Furthermore, none was nor will be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms and contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed or incorporated as an exhibit to the registration statement, and each of these statements are qualified in all respects by such reference.

         We are a reporting company under the Exchange Act. We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the SEC. We must also file other reports, such as Form 8-K, as applicable. In addition, we submit a proxy statement for our annual stockholders meeting (and, if applicable, any special meetings).

         Investors may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS


Annual Consolidated Financial Statements of Logica Holdings, Inc. and
its subsidiaries:
---------------------------------------------------------------------
Report of Independent Registered Public Accounting Firm                    F-1
Consolidated Balance Sheets as of December 31, 2007                        F-2
Consolidated Statements of Operations for the Years Ended
  December 31, 2007 and 2006                                               F-3
Consolidated Statements of Changes in Stockholders' Deficiency for
  the Years Ended December 31, 2007 and 2006                               F-4
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2007 and 2006                                               F-5
Notes to Consolidated Financial Statements                                 F-6


Annual Consolidated Financial Statements of Plays On The Net Plc and
its subsidiaries:
--------------------------------------------------------------------
Report of Independent Registered Public Accounting Firm                    F-20
Consolidated Balance Sheets as of December 31, 2006                        F-21
Consolidated Statements of Operations and Comprehensive Loss for the
  period from May 23, 2006 (inception) through December 31, 2006           F-22
Consolidated Statement of Stockholders' Deficit                            F-23
Consolidated Statements of Cash Flows for the period from
  May 23, 2006 (inception) through December 31, 2006                       F-24
Notes to Consolidated Financial Statements                                 F-25


Condensed Consolidated Financial Statements of Logica Holdings, Inc.
and its subsidiaries:
--------------------------------------------------------------------
Condensed Consolidated Balance Sheets as of June 30, 2008                  F-34
Condensed Consolidated Statements of Operations for the three and
  six months ended June 30, 2008                                           F-35
Condensed Consolidated Statements of Cash Flows for the six months
  ended June 30, 2008                                                      F-36
Notes to Condensed Consolidated Financial Statements                       F-37

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS
====================================


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of LOGICA HOLDINGS, INC AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheet of Logica Holdings, Inc. and Subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Logica Holdings, Inc. and Subsidiaries as of December 31, 2007, and the results of their operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating and liquidity concerns, has incurred an accumulated deficit approximately $7,852,237 during the period ended December 31, 2007. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is proposing to raise any necessary additional funds through loans and additional sales of its common stock. There are no assurances that the Company will be successful in raising additional capital.



/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
April 9, 2008


         2514 HOLLYWOOD BOULEVARD, SUITE 508 * HOLLYWOOD, FLORIDA 33020
                  TELEPHONE (954) 922-5885 * FAX (954) 922-5957
MEMBER - AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS * FLORIDA INSTITUTE
 OF CERTIFIED PUBLIC ACCOUNTANTS PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA
    REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

                      LOGICA HOLDINGS INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET AUDITED


                                                                   December 31,
                                                                       2007
                                                                   -----------
                                     ASSETS
CURRENT ASSETS
  Cash                                                             $     37,150
  Inventory                                                               2,229
  Prepaid expenses                                                          468
  Other current assets                                                   11,896
                                                                   ------------
TOTAL CURRENT ASSETS                                                     51,743

Property, plant and equipment                                            93,803
Intangible assets                                                       129,135
                                                                   ------------
TOTAL ASSETS                                                       $    274,681
                                                                   ============

                    LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                                 $    223,891
  Other current liabilities                                               8,037
                                                                   ------------
TOTAL CURRENT LIABILITIES                                               231,928

TOTAL LIABILITIES                                                       231,928

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIENCY
   Preferred share capital $0.001 par value, 10,000,000
  shares authorized, 500,000 issued and outstanding                         500
  Common Share Capital, $0.015 par value, 100,000,000
  shares authorized, 20,500,642 issued and outstanding                  307,565
  Additional paid-in capital                                          7,941,022
  Deferred compensation                                                (254,072)
  Accumulated other comprehensive loss                                 (100,025)
  Accumulated deficit                                                (7,852,237)
                                                                   ------------

TOTAL SHAREHOLDERS' DEFICIENCY                                           42,753
                                                                   ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                     $    274,681
                                                                   ============

The accompanying notes are an integral part of these financial statements.

                      LOGICA HOLDINGS INC. AND SUBSIDIARIES
                  CONSOLIDATED AUDITED STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006



                                                        2007            2006
                                                    -----------     -----------
REVENUES:
   Revenues                                         $   218,980     $      --

Cost of sales                                           118,529            --
                                                    -----------     -----------

GROSS PROFIT                                            100,451            --
                                                    -----------     -----------

OPERATING EXPENSES:
   General and administrative                         2,079,640         708,347
   Legal and professional fees                          678,429            --
   Depreciation                                          24,925            --
   Impairment of intangible assets                      537,302            --
   Impairment of goodwill                             4,999,724            --
   Amortization of deferred compensation                 49,614            --
                                                    -----------     -----------
         Total operating expenses                     8,369,634         708,347
                                                    -----------     -----------

OPERATING LOSS                                       (8,269,183)       (708,347)
                                                    -----------     -----------

OTHER (INCOME) AND EXPENSES:
   Interest income                                          (28)           --
   Interest expense                                     121,151           1,703
                                                    -----------     -----------
        Total other expense                             121,123           1,703

NET LOSS BEFORE DISCONTINUED OPERATIONS              (8,390,306)       (710,050)
                                                    -----------     -----------

DISCONTINUED OPERATIONS
   Gain from discontinued operations                     31,666            --
   Gain on sale of subsidiaries                       1,341,649            --
                                                    -----------     -----------
NET LOSS FROM DISCONTINUED OPERATIONS                 1,373,315            --
                                                    -----------     -----------

NET LOSS                                             (7,016,991)       (710,050)

OTHER COMPREHENSIVE INCOME (LOSS)
   Foreign currency translation adjustment             (125,196)         25,171
                                                    -----------     -----------
TOTAL OTHER COMPREHENSIVE INCOME(LOSS)              $(7,142,187)    $  (684,879)
                                                    ===========     ===========

Basic and Diluted (Loss) per Share -
 from continued operation                                 (0.92)          (0.32)
Basic and Diluted Earnings per Share -
 from discontinued operation                               0.15            0.00
                                                    -----------     -----------
Basic and Diluted (Loss) per Share                  $     (0.77)    $     (0.32)
                                                    ===========     ===========

Basic and Diluted Weighted Average
Number of Shares Outstanding for
the Year                                              9,164,042       2,158,734
                                                    ===========     ===========

The accompanying notes are an integral part of these financial statements.


                      LOGICA HOLDINGS INC. AND SUBSIDIARIES
     Consolidated Audited Statement of Changes in Stockholders' Deficiency
                 For the Years Ended December 31, 2007 and 2006



                       Preferred Stock        Common Stock       Additional                 Accumulated                   Total
                     -------------------  --------------------     Paid-in    Deferred     Comprehensive  Accumulated  Stockholders
                       Shares     Amount   Shares     Amount      Capitial   Compensation  Loss / Gain      Defecit      Deficit
                     ----------  -------  ----------  --------  -----------  ------------  -------------  -----------  ------------
Balance
 December 31, 2005    1,000,000  $ 1,000   2,136,800  $ 32,052  $ 1,106,851  $       --    $        --    $   (25,171) $  1,114,732

Shares Issued
 for Cash                  --       --        26,667       400       79,600          --             --           --          80,000

Shares issued
 for Services              --       --        15,000       225       22,275          --             --           --          22,500

Foreign Exchange
 Translation               --       --          --        --           --            --           25,171         --          25,171

Net Loss                   --       --          --        --           --            --             --       (684,879)     (684,879)
                     ----------  -------  ----------  --------  -----------  ------------  -------------  -----------  ------------

Balance
 December 31, 2006    1,000,000  $ 1,000   2,178,467  $ 32,677  $ 1,208,726  $       --    $      25,171  $  (710,050) $    557,524

 Return of
  Preferred Shares   (1,000,000)  (1,000)       --        --          1,000          --             --           --            --

 Issuance of
  Preferred Shares      500,000      500        --        --        499,500          --             --           --         500,000

 Debt Conversion           --       --     5,199,343    77,986    2,795,000          --             --           --       2,872,986

 Shares Issued fo
  Reverse Merger           --       --    12,000,000   180,000     (180,000)         --             --           --            --

 Shares issued for
  Services & Payables      --       --     1,122,832    16,902      519,004          --             --           --         535,906

 Forgiveness of Debt       --       --          --        --      1,261,258          --             --           --       1,261,258

 Reverse Merger -
  Goodwill                 --       --          --        --      4,999,724          --             --           --       4,999,724

 Reverse Merger            --       --          --        --     (2,311,629)         --             --           --      (2,311,629)

 Disposal of
  Australian
  Subsidiaries             --       --          --        --       (955,247)         --             --           --        (955,247)

 Warrants                  --       --          --        --        103,686      (103,686)          --           --            --

  Deferred
   Compensation            --       --          --        --           --        (200,000)          --           --        (200,000)

 Amortization of
  Deferred
  Compensation             --       --          --        --           --          49,614           --           --          49,614

 Comprehensive
  Loss / Gain              --       --          --        --           --            --         (125,196)        --        (125,196)

 Net loss for the
  year ended
  December 31, 2007        --       --          --        --           --            --             --     (7,142,187)   (7,142,187)
                     ----------  -------  ----------  --------  -----------  ------------  -------------  -----------  ------------
Balance
 December 31, 2007      500,000  $   500  20,500,642  $307,565  $ 7,941,022  $   (254,072) $    (100,025) $(7,852,237) $     42,753
                     ==========  =======  ==========  ========  ===========  ============  =============  ===========  ============

 The accompanying notes are an integral part of these financial statements.


                      LOGICA HOLDINGS INC. AND SUBSIDIARIES
                        AUDITED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006


                                                          2007           2006
                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                            $(8,390,306)   $  (710,050)
  Adjustments to reconcile net loss to net cash
     (used in) operating activities:
  Gain from discontinued operations                     1,373,315           --
  Depreciation and amortization                            24,925          4,990
  Common stock issued for compensation                    359,906           --
  Impairment of goodwill                                4,999,724           --
  Impairment of intangible assets                         537,303           --
  Changes in assets and liabilities:
    Accounts receivables                                      196           (196)
    Prepaid expenses                                        5,004         (5,472)
    Other current assets                                   11,896           --
    Accounts payable                                      207,422         16,469
    Other current liabilities                               8,036           --
    Accrued expenses                                      (39,000)        39,000
    Discontinued operations, net                           31,666           --
                                                      -----------    -----------
          Net cash used in operating activities          (869,913)      (655,259)
                                                      -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                 (88,389)      (430,117)
    Purchase of Intangible Asset                         (129,135)      (140,450)
                                                      -----------    -----------
          Net cash used in investing activities          (217,524)      (570,567)
                                                      -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances from related parties                             --        1,066,207
   Proceeds from the issuance of preferred stock          500,000           --
   Proceeds from issuances of notes payables            2,840,892           --
   Proceeds from the issuance of common stock                --          140,745
   Proceeds from discontinued operations, net          (2,097,406)          --
                                                      -----------    -----------
          Net cash provided by financing activities     1,243,486      1,206,952
                                                      -----------    -----------

EXCHANGE RATE (LOSS) GAIN                                (125,196)        25,171

INCREASE IN CASH                                           30,853          6,297
CASH, BEGINNING OF YEAR                                     6,297           --
                                                      -----------    -----------
CASH, END OF YEAR                                     $    37,150    $     6,297
                                                      ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid                                         $   121,151    $      --
                                                      ===========    ===========
Income taxes paid                                     $      --      $      --
                                                      ===========    ===========

NON CASH FINANCING AND INVESTING :
Conversion of debt into common shares                 $ 2,872,968    $      --
                                                      ===========    ===========
Conversion of accounts payable into common shares     $   206,000    $      --
                                                      ===========    ===========

The accompanying notes are an integral part of these financial statements.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION:

Basis of Presentation and Organization
--------------------------------------

Logica Holdings Inc (the "Company"), initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. The Company was inactive between the years 1996 and 2003. On November 19th, 2003, the Company amended its Articles of Incorporation to change its name to Maximum Awards Inc, Inc. July 3rd 2007 the company amended its Articles of Incorporation again to change its name to Logica Holdings Inc.

Logica Holdings Inc is a holding company whose primary focus is in the e-commerce and information technology sector.

Plays On The Net Plc was incorporated in London (United Kingdom) on May 23, 2006. The company began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site for book and audio downloads and all-round theatre information site.

Plays On The Net Inc was incorporated in Ontario (Canada) on July 27, 2006. It is a fully owned subsidiary of Plays On the Net Plc and is considered as the North American arm of its parent company which also develops from time to time websites for sale to third parties.

Anne's World Limited was incorporated in Ontario (Canada) on August 3, 2006. The company obtained the license for a secure social networking website for children. The website is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader.

Curtain Rising Inc was incorporated in Ontario (Canada) on October 19, 2006. The company's main activity is an online database for theatres and a by-weekly online theatre magazine. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease.

NOTE 2 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. The Company has year end losses from operations for 2007 and 2006. During the year ended December 31, 2007 the Company recorded an accumulated deficit of $7,852,237. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Principles of Consolidation
---------------------------

The accompanying financial statements represent the consolidated financial position and results of operations of the Company and include the accounts and results of operations of the Company and its wholly owned subsidiary. The accompanying consolidated financial statements include the accounts of Logica Holdings Inc, Plays On The Net Plc, Anne's World Limited and Curtain Rising Inc. for the period January 1, 2007 to December 31, 2007. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period. Management evaluates these estimates and assumptions on a regular basis. Actual results could differ from those estimates.

Reclassification
----------------

Certain prior period amounts have been reclassified to conform to December 31, 2007 presentations.

Revenue Recognition
-------------------

The Company recognizes the monthly and annual subscription revenues over the service period. Advertising revenue is recognized over the period the advertisement is displayed. Online shopping revenues and affiliate commission income are both recognized when a customer incurs in a purchase.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2007, there were no cash and cash equivalents. Cash and cash equivalents are defined to include cash on hand and cash in the bank.

Inventories
-----------

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. These inventories consisted of 40 Anne's Diary.com kits for promotional purposes. Each kit includes finger printer reader, CD and an Anne of Green Gables book. At December 31 2007, the value of the company's inventory was $ 2,229.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
----------------------

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized. The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:
                                                       Depreciation/
                                                       Amortization
                     Asset Category                       Period
         -------------------------------------------   -------------
         Furniture and Fixture                           5 Years
         Computer equipment                              3 Years
         Leasehold improvements                          5 Years

Goodwill and Intangible Assets
------------------------------

The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002. As a result, the Company discontinued amortization of goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142. Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable assets acquired. The Company holds licenses and expects both licenses and the cash flow generated by the use of the licenses in order to operate the platform to continue indefinitely due to the likelihood of continued renewal at little or no cost.

Impairment of Long-Lived Assets
-------------------------------

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), such as property, plant, and equipment, and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Goodwill and other intangible assets are tested for impairment annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no events or changes in circumstances that necessitated a review of impairment of long lived assets.

Income Taxes
------------

Deferred income taxes are recognized based on the provisions of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109") for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Other Comprehensive Income
--------------------------

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises a gain on foreign translation.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation
----------------------------

The functional currency of the Company is the United States Dollar. The financial statements of the Company's Canadians subsidiary translated to the United States dollars using the period exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income (loss).

Loss per share
--------------

The Company has adopted SFAS 128, "Earnings per Share." ("SFAS 128"), Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Stock warrants were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive. The total potential dilutive warrants and stock options outstanding at December 31, 2007 and 2006, were 3,750,000 warrants, respectively. There were no dilutive securities outstanding for the period ended December 31, 2007.

Business Segments
-----------------

The Company operates the following business segments:

     1) Anne's World: The Company's primary business model is monthly and annual membership fees for subscription to Annesdiary.com. Its secondary business model derives income from online shopping, website advertising and affiliations.

     2) Plays On The Net: The Company's primary business model is the online sale of books and audio downloads. Its secondary business model derives income from website development for third parties, banner advertising and affiliate commission income.

     3) Curtain Rising: the Company's primary business model is advertising in the online by weekly theatre magazine. It secondary business model derives income from online shopping as well as affiliate commission income.

Fair Value of Financial Instruments
-----------------------------------

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

The carrying amounts of the Company's financial instruments, including cash, accounts payable and accrued liabilities approximate fair value due to the relatively short period to maturity for this instrument.

Concentration of Credit Risk
----------------------------

The Company did not have cash in banks in excess of FDIC insurance limits. During the period, one customer accounted for 99% of the Company's sales.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation
------------------------

Statements of Financial Accounting Standards ("SFAS No.") No. 123, Accounting for Stock-Based Compensation, ("SFAS No. 123") established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS No. 123, the Company has elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

The Company accounts for stock awards issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Under SFAS No. 123 and EITF 96-18, stock awards to nonemployees are accounted for at their fair value as determined under Black-Scholes option pricing model.

In December 2004, the Financial Accounting Standards Board "FASB" issued a revision of SFAS No. 123 ("SFAS No. 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS No. 123(R) replaces SFAS No. 123 and is effective as of the beginning of January 1, 2006.

In October 10, 2006 FASB Staff Position issued Financial Statement Position ("FSP") FAS No. 123(R)-5 "Amended of FASB Staff Position FAS 123(R)-1 "Classification and Measurement of Freestanding Financial Instruments Originally issued in Exchange of Employee Services under FASB Statement No. 123(R)". The FAS provides that instruments that were originally issued as employee compensation and then modified, and that modifications made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or t he ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.

Recent Accounting Pronouncements
--------------------------------

On December 21, 2007 the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 110 (SAB 110), which, effective January 1, 2008, amends and replaces SAB 107, Share-Based Payment. SAB 110 expresses the views of the SEC staff regarding the use of a "simplified" method in developing an estimate of expected term of "plain vanilla" share options in accordance with FASB Statement No. 123(R), Share-Based Payment. Under the "simplified" method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the "simplified" method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the "simplified" method for "plain vanilla" awards in certain situations. The SEC staff does not expect the "simplified" method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company is currently evaluating the potential impact that the adoption of SAB 110 could have on its financial statements.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements - (continued)
----------------------------------------------

In December 2007, the Financial Accounting Standards Board Statement of Financial Accounting Standards issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, Business Combinations, and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS No. 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS No. 141(R)). In addition, SFAS No. 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer. SFAS No. 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS No. 142, Goodwill and Other Intangible Assets, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS No. 141(R) could have on its financial statements.

In December 2007, Financial Accounting Standards Board Statement of Financial Accounting Standards issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("SFAS No. 160"), which amends Accounting Research Bulletin 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS No. 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on its financial statements.

In February 2007, Financial Accounting Standards Board Statement of Financial Accounting Standards issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS No. 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. If elected, SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on the Company results of operations and financial position, and has yet to make a decision on the elective adoption of SFAS No. 159.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements - (continued)
----------------------------------------------

In September 2006, the Financial Accounting Standards Board Statement of Financial Accounting Standards issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its results of operations and financial condition.

In July 2006, the FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its results of operations and financial condition and is not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06-3 (EITF 06-3), "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)." EITF 06-3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06-3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. EITF 06-3 is required to be adopted during the first quarter of fiscal year 2008. The Company is a development stage and taxes are currently not material to the Company's financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets -- an amendment of FASB Statement No. 140" ("SFAS No. 156"). SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability is initially measured at fair value; however, an entity may elect the "amortization method" or "fair value method" for subsequent reporting periods. SFAS No. 156 is effective beginning Fiscal year 2008. The Company does not expect the adoption of SFAS No. 156 to have a material effect on its results of operations and financial condition.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

The Company has fixed assets as of December 31, 2007 as follows:

                                                    December 31,
                                                        2007
                                                    ------------

       Property, plant and equipment                $    118,728
       Accumulated depreciation                         (24,925)
                                                    ------------
       Total                                        $     93,803
                                                    ============

Depreciation Expense is $24,925 for December 31, 2007.

NOTE 5 - INTANGIBLE ASSETS

The Company has intangible assets as of December 31, 2007 as follows:

                                                    December 31,
                                                        2007
                                                    ------------

       Novell access manager                        $     99,211
       Other intangible assets                            29,924
                                                    ------------
       Total                                        $    129,135
                                                    ============

During the 3 months ended December 31, 2007, the Company acquired an intangible assets called Novell Access manager 3.0. The cost of the asset was $ 99,211.

The Novell Access Manager is a software license based product it was bought on a "per instance" (per server) basis which is unlimited users but subject to hardware throughput capabilities). The licenses are a onetime cost to the Company.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 6 - STOCKHOLDERS EQUITY

A) Preferred Stock

The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of $0.001 par value preferred stock. The Board of Directors has the power to designate the rights and preferences of the preferred stock and issue the preferred stock in one or more series.

a) On October 4, 2007 the Company issued 250,000 preferred shares for a cash consideration of $250,000. These preferred shares are convertible by the investor into 2.5 shares of common stock or $ .40 per share.

b) On November 7, 2007 the Company issued 250,000 preferred shares for a cash consideration of $250,000. These preferred shares are convertible by the investor into 2.0833 shares of common stock or $ .48 per share.

As of December 31, 2007, the Company had 500,000 preferred shares issued and outstanding.

On October 4th 2007, the company entered into a financing agreement whereby Warrants were issued to an investor to purchase the following amounts of common stock:

     a)   650,000 shares of common stock exercisable at $0.72 per share.
     b)   1,500,000 shares of common stock exercisable at $1.00 per share.
     c)   1,500,000 shares of common stock exercisable at $2.00 per share.

The Warrants contain cashless exercise provisions and are exercisable until October 4th, 2011.


B) Common Stock

The company's Articles of Incorporation authorize the issuance of 100,000,000 shares at $0.015 par value.

The following transactions occurred during 2006 and 2007:

     1. On January 19, 2006 the Company issued 20,000 common shares for a cash consideration of $30,000.

     2. On February 16, 2006 the Company issued 6,667 common shares for a cash consideration of $50,000

     3. On December 15, 2006 the Company issued 15,000 common shares for a legal services valued at $22,500

     4. On March 21, 2007, a director of the Company returned 1,000,000 preferred shares, Series "A" for no consideration and the Company cancelled the shares.

     5. On March 21, 2007 the Company issued 273,671 common shares for the conversion of a note held in the Company. The shares were issued at $1.50 per share.

     6. On March 28, 2007 the Company issued 4,000 common shares to satisfy amounts payable of $11,400.

     7. On July 9th, 2007 the Company issued 12,000,000 common shares for the acquisition of Plays On The Net Plc, Anne's World Limited and Curtain Rising Inc.

     8. On July 16th 2007, the Company issued 100,000 common shares for services rendered to the company valued at $ 50,000.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 6 - STOCKHOLDERS EQUITY

B) Common Stock (continued)

     9. On August 20th, 2007 the Company issued 15,000 common shares for services rendered to the company valued at $ 7,500.

     10. On September 26th 2007, the Company agreed to issue 502,772 common shares for services rendered valued at $ 37,500 and payables amounting to $ 206,000.

     11. On September 27th 2007, the Company issued 1,757,011 common shares for debt conversion at $ .50 cents per share.

     12. On October 10th 2007, the Company issued 954,306 common shares for debt conversion at $ .50 cents per share.

     13. On October 25th 2007, the Company issued 278,907 common shares for debt conversion at $ .50 cents per share.

     14. On October 26th 2007, the Company issued 15,000 common shares for services rendered to the company valued at $ 7,500.

     15. On October 26th 2007, the Company issued 578,032 common shares for debt conversion at $ .50 cents per share.

     16. On November 9th 2007, the Company issued 400,000 common shares for services to be rendered over a period of 12 months to the company valued at $ 200,000.

     17. On November 9th 2007, the Company issued 90,000 common shares for services rendered to the company valued at $ 45,000.

     18. On November 28th 2007, the Company issued 134,377 common shares for debt conversion at $ .50 cents per share.

     19. On December 3rd 2007, the Company issued 174,756 common shares for debt conversion at $ .50 cents per share.

     20. On December 6th 2007, the Company issued 206,334 common shares for debt conversion at $ .50 cents per share.

     21. On December 13th 2007, the Company issued 72,598 common shares for debt conversion at $ .50 cents per share.

     22. On December 31st 2007, the Company issued 555,332 common shares for debt conversion at $. 50 cents per share.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 6 - STOCKHOLDERS EQUITY

B) Common Stock (continued)

During October 2007, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 400,000 shares of common stock warrants to purchase 50,000 shares of common stock at an exercise price of $2.50 for a period of two years, and an option to purchase 50,000 shares of common stock at an exercise price of $5.00 for a period of two years. The common stock has a fair value of $200,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). The fair value of the warrants was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield 0%, volatility 123%, risk-free interest rate of 3.94%, and expected warrant life of two years. The value of the warrants on the date of issuance was $103,686. For the year ended December 31, 2007, the Company has recognized consulting expense of $49,614 under the agreement. As of December 31, 2007 the Company has recorded deferred stock compensation of $254,072.

The total amount of issued and outstanding share for the period ended December 31 2007 was 20,500,642.

NOTE 7 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2007 and 2006 consist of the following:



                                                        December 31,
                                                --------------------------
                                                    2007           2006
                                                -----------    -----------
    Current:                                           --             --
                                                -----------    -----------
    Deferred benefit:                           $ 2,564,000    $   256,470
                                                -----------    -----------
                                                  2,564,000        256,470
    Valuation allowance                          (2,564,000)      (256,470)
                                                -----------    -----------
    (Benefit) provision for income taxes, net   $      --      $      --
                                                ===========    ===========

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 7 - INCOME TAXES - Continued


The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:


                                                        December 31,
                                                --------------------------
                                                    2007           2006
                                                -----------    -----------

    Combined statutory income tax rate             36.12%         36.12%

    Valuation allowance                           (36.12)%       (36.12)%
                                                -----------    -----------
    Effective tax rate                              -0-            -0-
                                                ===========    ===========


Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:


                                                        December 31,
                                                ---------------------------
                                                    2007            2006
                                                -----------     -----------

    Net operating loss carryforward               7,800,000         710,000
    Valuation allowance                          (7,800,000)       (710,000)
                                                -----------     -----------

             Deferred income tax asset          $      --       $      --
                                                ===========     ===========


The Company has a net operating loss carryforward of approximately $7,800,000 available to offset future taxable income through 2028.


NOTE 8 - STOCK OPTION PLAN

For the period ended December 31st 2007, the Company had not implemented a stock option plan

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company currently leases its primary office space in Toronto (Canada) pursuant to a lease expiring June 2009.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 10 - REVERSE MERGER

On July 9th, 2007, Logica Holdings Inc shareholders received 2,452,198 shares of common stock in a reverse merger transaction with Plays On The Net Plc. The shareholders received 16.97 % of the voting stock. The shares were valued at the 5 day average of $ 3,678,297 at a price of $1.50 per share.


                                                      ------------
                                                          2007
                                                      ------------

                Cash                                  $     26,620
                Accounts receivable                        206,336
                Fixed assets, net                           22,893
                Other assets                               189,902
                                                      ------------
                Total assets                               445,751
                Less: Liabilities and notes payable     (1,767,178)
                                                      ------------
                Net liabilities acquired                (1,321,427)
                Value of stock issued                    3,678,297
                Liabilities acquired                     1,321,427
                                                      ------------
                Goodwill                              $  4,999,724
                                                      ============


The Company fully impaired the value of the goodwill on July 9, 2007.

NOTE 11 - DISCONTINUED OPERATIONS

As of September 30th 2007, the Company sold the operations of Maximum Awards Pty Limited, Travel Easy Holidays Pty Limited and Global Business Australia Pty Limited, for $1.00. Accordingly, all amounts from July 9th 2007 (Date of acquisition) to September 30, 2007 have been reclassified to conform to this presentation. The Company recorded a gain of the sale of $1,341,649.

Discontinued operations for the period July 1, 2007 to September 30, 2007 are as follows:

Sales                                                      $    437,328
Cost of Goods                                                   (79,484)
Operating Expenses                                              329,698)
Other Income (Expense / Income)                                   3,520
                                                           ------------

Income from discontinued Operations                        $     31,666
                                                           ============

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED DECEMBER 31, 2007 AND 2006


NOTE 12 - SUBSEQUENT EVENTS

On January 14th 2008, the company issued 187,500 common shares as part of a liquidated damages indemnity clause due to late filing of a registration statement.

On February 14th 2008, the Company issued 300,000 common shares for debt conversion at $ .50 cents per share.

On March 3rd, 2008, the Company issued 1,000,000 common shares for debt conversion at $ .50 cents per share.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholder of
Plays On The Net Plc


         We have audited the accompanying consolidated balance sheet of Plays On The Net Plc (A Development Stage Company) and its subsidiaries as of December 31, 2006, and the related consolidated statements of operations and comprehensive loss, stockholder's deficit and cash flows for the period from May 23, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2006, and the results of operations and their cash flows for the period from May 23, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company is in development stage, has incurred a loss from operations, and has a negative working capital and an accumulated deficit during the development stage. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                                       /s/  SF Partnership, LLP
                                                       ------------------------
Toronto, Canada                                        CHARTERED ACCOUNTANTS
March 31, 2007

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheet
December 31, 2006



                                     ASSETS

Current
    Cash                                                       $     6,297
    Accounts receivable                                                196
    Prepaid expenses                                                 5,472
                                                               -----------

Total Current Assets                                                11,965

Equipment, Net (note 3)                                            425,127

Intangible Asset (note 4)                                          140,450
                                                               -----------

Total Assets                                                   $   577,542
                                                               ===========

                                   LIABILITIES
Current
    Accounts payable                                           $    16,469
    Accrued liabilities                                             39,000
    Advances from related parties (note 5)                       1,066,207
                                                               -----------

Total Current Liabilities                                        1,121,676
                                                               -----------

Total Liabilities                                                1,121,676
                                                               -----------

                              STOCKHOLDER'S DEFICIT
Capital Stock
   Ordinary shares, $0.0281 (GBP 0.015) par value per share,
   50,000,000 shares authorized; 5,000,000 shares issued and
   outstanding (note 6)                                            140,745

Accumulated Comprehensive Income                                    25,171

Deficit Accumulated During the Development Stage                  (710,050)
                                                               -----------

Total Stockholder's Deficit                                       (544,134)
                                                               -----------

Total Liabilities and Stockholder's Deficit                    $   577,542
                                                               ===========


              (The accompanying notes are an integral part of these
                       consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Operations and Comprehensive Loss
For the Period from May 23, 2006 (Date of Inception) through to December 31, 2006



Revenue
    Consumer content                                           $      --
                                                               -----------

Operating Expenses
    General and administrative                                     228,058
    Marketing                                                      221,125
    Technology and content                                         253,462
    Cost of content revenue                                          5,702
                                                               -----------

Total Operating Expenses                                           708,347
                                                               -----------

Loss from Operations                                              (708,347)

Other Expenses
    Interest expense (note 8)                                        1,703
                                                               -----------

Loss Before Income Taxes                                          (710,050)

    Provision for income taxes (note 7)                               --
                                                               -----------

Net Loss                                                          (710,050)

Foreign exchange translation adjustment                             25,171
                                                               -----------

Comprehensive Loss                                             $  (684,879)
                                                               ===========


Loss per Share - Basic and Diluted                             $     (0.14)
                                                               ===========
Weighted Average Number of Shares
    Outstanding - Basic and Diluted
    During the Period                                            5,000,000
                                                               ===========



              (The accompanying notes are an integral part of these
                       consolidated financial statements.)


PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholder's Deficit
For the Period from May 23, 2006 (Date of Inception) through to December 31, 2006


                                                                            Deficit
                                                                        Accumulated
                                             Ordinary     Accumulated    During the            Total
                                               Shares   Comprehensive   Development    Stockholder's
                                  Shares    Par Value          Income         Stage          Deficit
                              ----------   ----------   -------------   -----------    -------------

Balance - May 23, 2006
 (date of inception)                --     $     --     $        --     $      --      $        --

Stocks issued for cash         5,000,000      140,745            --            --            140,745

Foreign exchange
 translation adjustment             --           --            25,171          --             25,171

Net loss for the period             --           --              --        (710,050)        (710,050)
                              ----------   ----------   -------------   -----------    -------------


Balance - December 31, 2006    5,000,000   $  140,745   $      25,171   $  (710,050)   $    (544,134)
                              ==========   ==========   =============   ===========    =============






              (The accompanying notes are an integral part of these
                       consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
For the Period from May 23, 2006 (Date of Inception) through to December 31,
2006





Cash Flows from Operating Activities
    Net loss                                                      $  (710,050)
    Adjustment for:
      Depreciation                                                      4,990
                                                                  -----------

                                                                     (705,060)
    Changes in non-cash working capital:
      Accounts receivable                                                (196)
      Prepaid expenses                                                 (5,472)
      Accounts payable                                                 16,469
      Accrued liabilities                                              39,000
                                                                  -----------

Net Cash Used in Operating Activities                                (655,259)
                                                                  -----------

Cash Flows from Investing Activities
    Additions to property and equipment                              (430,117)
    Acquisition of intangible asset                                  (140,450)
                                                                  -----------

Net Cash Used in Investing Activities                                (570,567)
                                                                  -----------

Cash Flows from Financing Activities
    Advances from related parties                                   1,066,207
    Proceeds from capital stock subscription                          140,745
                                                                  -----------

Net Cash Provided by Financing Activities                           1,206,952
                                                                  -----------

Net Increase in Cash                                                  (18,874)

Effect of Exchange Rate Changes on Cash                                25,171
                                                                  -----------

Cash - End of Period                                              $     6,297
                                                                  ===========

Supplemental Cash Flow Information

    Interest paid                                                 $      --
                                                                  ===========

    Income taxes paid                                             $      --
                                                                  ===========


              (The accompanying notes are an integral part of these
                       consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



1.    Operations, Development Stage Activities, and Going Concern

      Plays On The Net Plc (the "Company"), incorporated in London, England on May 23, 2006, operates the website, www.playsonthenet.com. This website is a theatre information site and online retail outlet for books, music and movies for playback on personal computers and mobile devices.

      Development Stage Activities

      In 2006, the Company entered into distribution agreements with book publishers, including BBC Audiobooks Limited. As of December 31, 2006, the Company's website was still in development.

      Going Concern Assumption

      The Company's consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred losses from operations of $710,050 for the period from May 23, 2006 (date of inception) to December 31, 2006, and has a negative working capital of $1,109,711 and an accumulated deficit during the development stage of $710,050 as of December 31, 2006.

      The Company's continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short term; raising additional long-term equity or debt financing either from its own resources or from third parties; and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and difference from the carrying amounts reported in these financial statements could be material.

      The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



2.    Summary of Significant Accounting Policies

      The following is a summary of the significant accounting policies followed by the Company in the preparation of its consolidated financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

      a)    Principles of Consolidation

            The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Plays On The Net Inc. ("POTN Inc."), a company incorporated in Canada, and POTNL Ltd, a company incorporated in England. On consolidation, all material intercompany balances and transactions have been eliminated.

      b)    Equipment

            Equipment is recorded at cost. Depreciation, based on the estimated useful lives of the assets, is provided using the declining balance method at an annual rate of 30%.

            Work in process primarily consists of expenditures for the development of a computer software project associated with the Company's website incurred subsequent to the completion of the preliminary project stage. In accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company has capitalized external direct costs of material and services developed or obtained for these projects and certain payroll and payroll related expenses for employees directly associated with these projects. Amortization for the software project begins when the computer software is ready for its intended use.

      c)    Intangible Asset

            Intangible asset represents costs incurred related to the publishers' contracts. The Company determined that the asset meets the indefinite life criteria outlined in Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", because the Company expects both the contract and the cash flows generated by the contract to continue indefinitely due to the likelihood of continued renewal at little or no cost. Accordingly, the Company does not amortize this intangible asset, but instead reviews this asset at least annually for impairment. If the carrying amount of this intangible asset exceeds the fair value, an impairment loss would be recorded in an amount equal to that excess. Additionally, each reporting period, the Company assesses whether events or circumstances have occurred which indicate that the indefinite life criteria are no longer met. If the indefinite life criteria are no longer met, the Company will amortize the intangible asset over its remaining useful life.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      d)    Impairment of Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

      e)    Income Taxes

            The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

      f)    Foreign Currency Translation

            In accordance with the provision of SFAS No. 52, "Foreign Currency Translation", the Company, whose functional currencies include Great Britain pounds and Canadian dollars, translates its balance sheet into U.S. dollars at the prevailing rate at the balance sheet date and translates its revenues, costs and expenses at the average rates prevailing during each reporting period. Net gains or losses resulting from the translation of financial statements are accumulated and charged directly to accumulated comprehensive income, a component of stockholder's deficit. Gains or losses resulting from foreign currency transactions are included in earnings.

      g)    Comprehensive Income or Loss

            The Company applies the provisions of SFAS No. 130 "Reporting Comprehensive Income." Unrealized gains and losses from foreign exchange translation are reported in the accompanying statements as comprehensive income (loss).

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      h)    Earnings (Loss) per Share

            The Company accounts for earnings (loss) per share pursuant to SFAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year.

      i)    Financial Instruments

            Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

      j)    Use of Estimates

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from those estimates.

      k)    Recent Accounting Pronouncements

            In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). This statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



2.    Summary of Significant Accounting Policies (cont'd)

      k)    Recent Accounting Pronouncements (cont'd)

            In March 2006, FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, which amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 156"). In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:
            (1) amortization method or (2) fair value measurement method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on their financial position.

            In June 2006, FASB issued Financial Accounting Standards Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on their financial position.

            In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



2.    Summary of Significant Accounting Policies (cont'd)

      k)    Recent Accounting Pronouncements (cont'd)

            In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments.

            The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities.

            SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The Company does not anticipate that the adoption of this statement will have a material effect on its financial condition or operations.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



3.    Equipment, Net

      Equipment comprises the following:
                                                                            2006
                                                                     Accumulated
                                                             Cost   Depreciation
                                                     ------------   ------------

      Office furniture                               $     18,459   $      2,769
      Computer equipment                                   14,805          2,221
      Work in process                                     396,853           --
                                                     ------------   ------------

      Total                                          $    430,117   $      4,990
                                                     ------------   ------------

      Net carrying amount                                           $    425,127
                                                                    ============

4.    Intangible Asset

      At December 31, 2006, the Company recognized an unamortized intangible asset amounting to $140,450 related to publishers' contracts that the Company entered into in 2006.


5.    Advances from Related Parties
                                                                            2006

      Stockholder                                                   $    969,347
      Company under the common control                                    96,860
                                                                    ------------

                                                                    $  1,066,207
                                                                    ============

      The above advances are unsecured and are due on demand. Of the total amount at year-end, $141,277 (inclusive of accrued interest) bears interest at 10% per annum.


6.    Capital Stock

      On May 23, 2006, the Company issued 5,000,000 ordinary shares at $0.0281 (GBP 0.015) par value per share for a total consideration of $140,745 (GBP 75,000).

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



7.    Income Taxes

      Under SFAS No. 109, income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

      The Company's current income taxes are as follows:

                                                                            2006

      Expected income tax recovery  at the combined
         statutory rate of 36.12%                                  $    256,470
      Valuation allowance                                              (256,470)
                                                                   ------------

      Provision for income taxes                                   $        -
                                                                   ============

      The components of deferred income tax assets are as follows:

                                                                            2006

      Net operating loss carryforwards                             $    258,322
      Difference in book and tax depreciation                            (1,852)
      Valuation allowance                                              (256,470)
                                                                   ------------

      Net deferred tax asset                                       $        -
                                                                   ============

      The Company has net operating losses for tax purposes available to be applied against future years' income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized in a timely manner, through the reduction of future income tax payments, accordingly, a 100% valuation allowance has been recorded for deferred income tax asset. As of December 31, 2006, POTN Inc., a consolidated subsidiary, had $715,177 of operating loss carryforwards for Canadian income tax purposes which will expire in 2026 if not used to offset future taxable income.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006



8.    Related Party Transactions

      The Company incurred interest expense on advances from the following related parties:

                                                                            2006

      Stockholder                                                   $      1,194
      Company under common control                                           509
                                                                    ------------

      Total                                                         $      1,703
                                                                    ============

      These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the abovementioned parties.


9.    Subsequent Event

      On March 21, 2007, the Company entered into a Heads of Agreement with Maximum Awards Inc. ("MXAW"), a Nevada corporation publicly traded on the OTC Bulletin Board under the symbol MXAM and is involved in the development of loyalty programs in the travel industry, for the purchase of 100% of the capital stock of the Company and its subsidiaries through the issuance of 12,000,000 common shares (post-reverse split) by MXAM. This transaction is subject to due diligence, a formal agreement between the Company and MXAW, and regulatory approval.

                  DOLPHIN DIGITAL MEDIA INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                     June 30,      December 31,
                                                       2008            2007
                                                   ------------    ------------
                                                   (Unaudited)       (Audited)
                      ASSETS
CURRENT ASSETS
  Cash                                                    4,584    $     37,150
  Inventory                                             100,997           2,229
  Prepaid expenses                                          574             468
  Other current assets                                      727          11,896
                                                   ------------    ------------
TOTAL CURRENT ASSETS                                    106,882          51,743

Property, plant and equipment                            76,868          93,803
Intangible assets                                       132,583         129,135
                                                   ------------    ------------
TOTAL ASSETS                                       $    316,333    $    274,681
                                                   ============    ============

       LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                 $    389,474    $    223,891
  Other current liabilities                              95,559           8,037
                                                   ------------    ------------
TOTAL CURRENT LIABILITIES                               485,033         231,928

                                                   ------------    ------------
TOTAL LIABILITIES                                  $    485,033    $    231,928

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
  Preferred stock $0.001 par value,
  10,000,000 shares authorized; 500,000
  issued and outstanding as of June 30, 2008
  and December 31, 2007, respectively                       500             500
  Common stock, $0.015 par value, 100,000,000
  shares authorized; 47,183,793 and 21,988,142
  issued and outstanding as of June 30, 2008 and
  December 31, 2007, respectively                       707,757         307,565
  Additional paid-in capital                          9,005,996       7,941,022
  Deferred compensation                                (105,229)       (254,072)
  Accumulated other comprehensive loss                 (110,203)       (100,025)
  Accumulated deficit                                (9,667,521)     (7,852,237)
                                                   ------------    ------------

TOTAL SHAREHOLDERS' DEFICIT                            (168,700)         42,753
                                                   ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT        $    316,333    $    274,681
                                                   ============    ============

         The accompanying notes are an integral part of these condensed consolidated financial statements.


                  DOLPHIN DIGITAL MEDIA INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

                                              For the three months ended       For the six months ended
                                                       June 30,                        June 30,
                                             ----------------------------    ----------------------------
                                                 2008            2007            2008            2007
                                             ------------    ------------    ------------    ------------
                                              (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
REVENUES:
   Revenues                                  $    192,328    $       --      $    337,022    $       --

Cost of sales                                      73,036            --           126,862            --
                                             ------------    ------------    ------------    ------------

GROSS PROFIT                                      119,292            --           210,160            --
                                             ------------    ------------    ------------    ------------

OPERATING EXPENSES:
   General and administrative                     828,394         319,961       1,382,455         493,916
   Legal and professional fees                    156,350          55,136         198,941          55,136
   Depreciation                                     8,480           6,563          16,835           9,663
   Amortization of deferred compensation           74,421            --           148,843            --
                                             ------------    ------------    ------------    ------------
         Total operating expenses               1,067,645         381,660       1,747,074         558,715
                                             ------------    ------------    ------------    ------------

OPERATING LOSS                                   (948,353)       (381,660)     (1,536,914)       (558,715)
                                             ------------    ------------    ------------    ------------

OTHER (INCOME) AND EXPENSES:
   Interest income                                   (111)           --               (18)           --
   Interest expense                                10,701           9,390          15,883          18,780
   Liquidated damages                                --              --           262,500            --
                                             ------------    ------------    ------------    ------------
        Total other expense                        10,590           9,390         278,365          18,780

NET LOSS                                         (958,943)       (391,050)     (1,815,279)       (577,495)
                                             ------------    ------------    ------------    ------------

OTHER COMPREHENSIVE LOSS
   Foreign currency translation adjustment        (10,490)           --           (10,178)           --
                                             ------------    ------------    ------------    ------------
TOTAL OTHER COMPREHENSIVE LOSS               $   (969,433)   $   (391,050)   $ (1,825,457)   $   (577,495)
                                             ============    ============    ============    ============

Basic and Diluted (Loss) per Share -
 from continued operation                          (0.041)         (0.159)         (0.081)         (0.251)
                                             ------------    ------------    ------------    ------------
Basic and Diluted (Loss) per Share           $     (0.041)   $     (0.159)   $     (0.081)   $     (0.251)
                                             ============    ============    ============    ============

Basic and Diluted Weighted Average
Number of Shares Outstanding for
the Year                                       23,625,658       2,452,198      22,517,594       2,303,600
                                             ============    ============    ============    ============

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                 DOLPHIN DIGITAL MEDIA INC. INC AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


                                                         2008           2007
                                                     -----------    -----------
                                                     (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                           $(1,815,279)   $(1,287,544)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
  Depreciation and amortization                           16,835          9,663
  Amortization of common stock compensation              148,843           --
  Common stock issued for services rendered              230,311           --
  Common stock issued for liquidated damages             262,500           --
  Changes in assets and liabilities:
    Inventory                                            (98,768)          --
    Prepaid expenses                                        (104)        (5,472)
    Other current assets                                  11,169        147,320
    Accounts payable                                     165,583        109,281
    Accrued expenses                                      87,522        (39,000)
                                                     -----------    -----------
         Net cash used in operating activities          (991,388)    (1,065,752)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                   --          (84,068)
    Purchase of Intangible Asset                          (3,448)       (29,924)
                                                     -----------    -----------
         Net cash used in investing activities            (3,448)      (113,992)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the convertible notes payable           942,448           --
   Proceeds from issuances of common stock                30,000           --
   Advances from related parties                            --        1,212,479
                                                     -----------    -----------
         Net cash provided by financing activities       972,448      1,212,479
                                                     -----------    -----------

EXCHANGE RATE LOSS                                       (10,178)       (36,461)
                                                     -----------    -----------

DECREASE IN CASH                                         (32,566)        (3,726)
CASH, BEGINNING OF YEAR                                   37,150          6,297
                                                     -----------    -----------
CASH, END OF YEAR                                    $     4,584    $     2,571
                                                     ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid                                        $    15,883    $    18,780
                                                     ===========    ===========
Income taxes paid                                    $      --      $      --
                                                     ===========    ===========

NON CASH FINANCING AND INVESTING:
Conversion of debt into common shares                $   942,448    $      --
                                                     ===========    ===========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                   DOLPHIN DIGITAL MEDIA INC AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                 FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007


NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION

(A) Basis of Presentation and Organization.

         Dolphin Digital Media Inc (the "Company"), initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. The Company was inactive between the years 1996 and 2003. On November 19th, 2003, the Company amended its Articles of Incorporation to change its name to Maximum Awards Inc. On July 3 2007 the Company amended its Articles of Incorporation again to change its name to Dolphin Digital Media Inc. On July 29 2008, the Company amended its Articles of Incorporation again to change its name to Dolphin Digital Media Inc

         Dolphin Digital Media Inc is a holding company whose primary focus is in the e-commerce and information technology sector.

         Plays On The Net Plc was incorporated in London (United Kingdom) on May 23 2006. The company began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site for book and audio downloads and all-round theatre information site.

         Plays On The Net Inc was incorporated in Ontario (Canada) on July 27 2006. It is a fully owned subsidiary of Plays On the Net Plc and is considered as the North American arm of its parent company which also develops from time to time websites for sale to third parties.

         Anne's World Limited was incorporated in Ontario (Canada) on August 3 2006. The company obtained the license for a secure social networking website for children. The website is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader.

         Curtain Rising Inc was incorporated in Ontario (Canada) on October 19 2006. The company's main activity is an online database for theatres and a bi-weekly online theatre magazine. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease.

         Dolphin Digital Media Inc (subsidiary) was incorporated in Delaware in June of 2008. The company owns a 10 year exclusive world-wide license and right to utilize the Property of Dolphin Entertainment Inc but solely upon and in connection the creation, promotion and operation of its Internet social networking websites.

NOTE 2 INTERIM FINANCIAL STATEMENTS

The accompanying interim unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. For further information, refer to the financial statements and footnotes thereto included in our Form 10-KSB Report for the fiscal year ended December 31, 2007.

NOTE 3 GOING CONCERN

         The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. The Company has quarter end losses from operations for the period months ended June 30, 2008. During the six months period ended June 30, 2008 the Company recorded an accumulated deficit of $9,667,521. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

         These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

NOTE 4 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities

In June 2008, the FASB issued FSP Emerging Issues Task Force ("EITF") Issue No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities." The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards' service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity's Own Stock.

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") Opinion No. 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)." The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer's nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for us as of January 1, 2009 and early adoption is not permitted. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

The Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" (FAS No.162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles". The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Determination of the Useful Life of Intangible Assets

In April 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position on Financial Accounting Standard ("FSP FAS") No. 142-3, "Determination of the Useful Life of Intangible Assets", which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 "Goodwill and Other Intangible Assets". The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) "Business Combinations" and other U.S. generally accepted accounting principles. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, "Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133", (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Delay in Effective Date

In February 2008, the FASB issued FSP FAS No. 157-2, "Effective Date of FASB Statement No. 157". This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company's consolidated financial condition or results of operations.

Business Combinations

In December 2007, the FASB issued SFAS No. 141(R) "Business Combinations" (SFAS 141(R)). This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:

    a. Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree.
    b. Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
    c. Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Non-controlling Interests in Consolidated Financial Statements--an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160 "Non-controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" (SFAS No. 160). This Statement amends the original Accounting Review Board (ARB) No. 51 "Consolidated Financial Statements" to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of SFAS No. 115" (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies' measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of this standard will not have a material impact on the Company's consolidated financial position and results of operations.

NOTE 5 NOTES PAYABLE

During the six months ended June 2008, the Company has received proceeds of $942,448 from notes payable. This debt was converted into 1,884,895 shares of common stock at a price of $ .50 per share. The basic terms of this convertible loan note were as follows:

    A) The Holder of this Note will convert at $0.50 US into fully paid and non-assessable shares of Ordinary Stock, $0.015 US par value, of the Company.

    B) Commencing from the date that the investment was, and is, made all outstanding principal and interest on this Note shall be carry interest and the Company shall pay said interest at the rate equal to ten percent (10%) per annum on the principal of this Note outstanding during the period beginning on date investment has, or is, made.

    C) The Company acknowledges that although the issuance of the shares will be retroactive to when the loan from the holder was received; that the actual date of any withholding or restriction period under any regulatory stipulation is in fact the actual date of that the funds were received by the company.

    D)   The Company acknowledges that the loans are payable upon demand.

    E) No fractional shares of Ordinary Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder cash in lieu of fractional shares in the amount of outstanding principal that is not so converted. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities (that have been subject to the conversion) under this Note, except that the Company shall continue to be liable for any outstanding investment that has not been converted.

The loan notes did not accrue any interest because the Company converted the loans the same day that the funds were received.

NOTE 6 LICENSING AGREEMENTS

         The Company recognizes a monthly payment of $ 16,667 (Canadian Dollars) per month to Anne's Diary Inc in respect of the seven year license to exploit the annesdiary.com website and technology.

         The Company also recognizes a 10 year licensing agreement between Dolphin Entertainment Inc and Dolphin Digital Media Inc. Under the license, the Company is authorized to use Dolphin Entertainment's brand properties in connection with the creation, promotion and operation of subscription based Internet social networking websites for children and young adults. The license requires that the Company pays to Dolphin Entertainment royalties at the rate of fifteen percent (15%) of our net sales from performance of the licensed activities. Net Sales is defined in the license as meaning the number of units sold by Dolphin Digital arising from the performance of the licensed activities multiplied by Dolphin Digital's established prices as published on the Dolphin Digital websites or other official Dolphin Digital pricing publications in force at the time of sale. No set-offs, third-party royalties, or deductions of any kind may be taken in the determination of net sales or the royalties due to Dolphin Entertainment.

NOTE 7 STOCKHOLDERS EQUITY

A) Common Stock

The company's Articles of Incorporation authorize the issuance of 100,000,000 shares at $0.015 par value.

The following transactions occurred from January 1, 2008 to June 30, 2008:

    1. On January 14 2008, the company issued 187,500 common shares as part of a liquidated damages indemnity clause due to late filing of a registration statement. The Dollar value of this transaction was $ 262,500.

    2. On February 14 2008, the Company issued 300,000 common shares for debt conversion at $ .50 cents per share. The value of the debt was $150,000.

    3. On March 3 2008, the Company issued 1,000,000 common shares for debt conversion at $ .50 cents per share. The value of the debt was $500,000.

    4. On April 29, 2008, the Company issued 2,560 common shares for debt conversion at $ .50 cents per share. The value of the debt was $1,260.

    5. On May 1st 2008, the company issued to T Squared Investments LLC 300,000 common shares of Dolphin Digital Media Inc for a consideration of $ .10 per share, the total consideration was $30,000.

    6. On June 6, 2008, the Company issued 25,000 common shares for debt conversion at $ .50 cents per share. The value of the debt was $12,500.

    7. On June 6, 2008, the Company issued 43,518 common shares at $ .50 for $21,759 of consulting services rendered to the Company.

    8. On June 17, 2008, the Company issued 203,504 common shares for $ 1.02 for $208,513 of marketing & consulting services rendered.

    9. On June 19, 2008, the Company issued 557,335 common shares for debt conversion at $ .50 cents per share. The value of the debt was $278,668.

    10. On June 23 2007 the Company issued 24,063,735 common shares for the acquisition of Dolphin Digital Media Inc.

     During 2007, the Company entered into a consulting agreement with a consultant to provide management and public relations services. The agreement calls for the consultant to provide services for a period of one year and the consultant to receive: 400,000 shares of common stock and warrants to purchase 50,000 shares of common stock at an exercise price of $2.50 for a period of two years, and warrants to purchase 50,000 shares of common stock at an exercise price of $5.00 for a period of two years. The common stock has a fair value of $200,000 based on recent cash offerings and will be amortized over the life of the agreement ($0.50 per share). The fair value of the warrants was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield 0%, volatility 123%, risk-free interest rate of 3.94%, and expected warrant life of two years. The value of the warrants on the date of issuance was $103,686. For the quarter ended June 30, 2008, the Company has recognized consulting expense of $ 74,421 under the agreement. As of June 30, 2008 the Company has recorded deferred stock compensation of $105,228.

     On June 23 2008 the Company purchased 100 % of Dolphin Digital Media Inc. The Company issued a total of 24,063,735 of common shares of 51% of its outstanding common stock for the acquisition of Dolphin Digital Media Inc resulting in a change of control. In addition the Company also agreed to an anti-dilution provision for the shareholder of Dolphin Digital Media, Inc. As consideration for the agreement the shareholder has agreed to become the Chairman and CEO of the Company. As the shareholder is considered a related party on SAB 48 the Company has recorded the assets of Dolphin Digital Media, Inc at their historical cost.

     The total amount of issued and outstanding share for the period ended June 30, 2008 was 47,183,793.


NOTE 8 SUBSEQUENT EVENTS

Since June 30th 2008, the Company has received loans that total of $ 712,651 from various non affiliate investors. These loans will be converted into common stock at a 30% discount of the price of the day that the funds were received or will be repayable on demand.

                           DOLPHIN DIGITAL MEDIA, INC.


                                2,143,314 SHARES
                                  COMMON STOCK



                                 ______________

                                   PROSPECTUS
                                 ______________



                                October 31, 2008






Dealer Prospectus Delivery Obligation. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the offering described herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.